EXHIBIT 10.4

                          KRCV CORP.


                             and


                     VENTURE STORES, INC.



                      UNITARY NET LEASE


                    Dated: August 6, 1997









                      TABLE OF CONTENTS

Article or
Section                     Title                      Page
          Definitions                                      2
     I    Condition of Demised Premises                    9
    II    Term                                            12
   III    Basic Rent; Net Lease                           13
    IV    Impositions                                     14
     V    Insurance                                       21
    VI    Use of Demised Premises; Use of Common Areas    29
   VII    Surrender and Right to Remove Trade Fixtures    31
  VIII    Landlord's Right to Perform Tenants Covenants   33
    IX    Compliance with Laws and Insurance Policies     34
     X    Mechanics' Liens; Other Liens; Mortgages        36
    XI    Repairs and Maintenance; Common Area
             Maintenance and Common Area Charges          38
   XII    Right of Landlord to Inspect and Repair         47
  XIII    Indemnification by Tenant                       48
   XIV    Light, Heat and Power, etc.                     50
    XV    Changes, Alterations and New Construction       50
   XVI    Destruction and Restoration                     54
  XVII    Quiet Enjoyment                                 57
 XVIII    Eminent Domain                                  57
   XIX    Assignments and Subleases; Leasehold
              Properties; Space Leases, Outlot Lease
              and Vacant Areas                            61
 19.03    Transferred Leases and Collateral Leases        63
 19.04    Non-disturbance                                 64
 19.06    Special provisions as to Leasehold Properties   68
 19.06(3) Tenant pay Underlying Lease Rents               69
 19.07    Conversion of Collateral Leases; Vacant Areas   75
    XX    Default and Remedies                            78
   XXI    Arbitration and Appraisal                       86
  XXII    Estoppel Certificates; Financial Statements     88
 XXIII    Invalidity of Particular Provisions             89
  XXIV    Notices                                         89
   XXV    Options to Extend; Extended Term Basic Rent     90
  XXVI    Hazardous Substance                             93
 XXVII    Miscellaneous                                   99
XXVIII    Subordination                                  101
          Signatures                                     102







                      UNITARY NET LEASE




     LEASE dated as of the 6th day of August, 1997 by and between KRCV CORP., a Kansas corporation ("Landlord"), and VENTURE STORES, INC., a Delaware corporation ("Tenant" or sometimes "Venture").

                    STATEMENT OF INTENT

     This Unitary Net Lease constitutes one unitary, indivisible, non-severable lease of all the Demised Premises and this Lease is a single lease. This Lease does not constitute separate leases contained in one document each governed by similar terms. The use of the expression "Unitary Lease" to describe this lease is not merely for convenient reference. It is the conscious choice of a substantive appellation to express the intent of the parties in regard to an integral part of this
transaction:   To accomplish the creation of an indivisible
lease. The parties agree that from an economic point of view the portions of the Properties leased by this Lease constitute one economic unit and that the Basic Rent and all other provisions have been negotiated and agreed to based on a demise of all the portions of the Properties covered by this Lease as a single, composite, inseparable transaction. Except as expressly provided in this Lease for specific isolated purposes (and in such cases only to the extent expressly stated), all provisions of this Lease, including, without limitation, definitions, commencement and expiration dates, rental provisions, use provisions, renewal provisions, breach, default, enforcement and termination provisions and assignment and subletting, shall apply equally and uniformly to all the Demised Premises as one unit and are not severable. The economic terms of this Lease would have been substantially different had separate leases or a "divisible" lease been contemplated by the parties. A default of any of the terms or conditions of this Lease occurring with respect to any portion of the Demised Premises situated on a particular Property shall be a default under this Lease with respect to all the Demised Premises. Landlord and Tenant agree that the provisions of this Lease shall at all times be construed, interpreted and applied such that the intention of Landlord and Tenant to create a unitary lease shall be preserved and maintained. The parties agree that for the purposes of any assumption, rejection or assignment of this Unitary Lease under 11 U.S.C. Section 365 or any amendment or successor section thereof, this is one indivisible and non-severable lease dealing with and covering one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Demised Premises covered hereby.
     Words and phrases and expressions which appear in this Lease with the first letter of each word capitalized are defined terms. Defined terms shall have the meanings as defined in this Lease.

                         Definitions

     For this Lease the following terms shall have the following meanings:

          1. "Affiliate" means any corporation controlling, controlled by, or under common control with either Tenant or Landlord (whichever of Landlord or Tenant is being referred to in the context) within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended.

          2. "Appurtenances" means all easements (including any rights under applicable construction, operating and/or reciprocal easements agreements) over adjoining real property, rights of way, hereditaments, interests in or to adjacent streets or alleys or other real property and all the benefits thereunto belonging and appertaining to the Land or the Improvements.

          3.  "CAM" is defined in Section 11.03.

          4.  "CAM Costs" are defined in Section 11.03.

          5. "Common Area Charges" means the amount or share that a party is responsible to pay for CAM Costs as determined in Section 11.07 and Section 11.08.

          6. "Common Areas" means all areas and facilities outside of the storerooms erected or situated on the Shopping Centers designated and improved for common use, excepting (i) other tenants' pylon signs and sign panels, and (ii) portions of the Shopping Centers which are used by only one Outlot Lease occupant and its employees, agents, customers, invitees and licensees, and (iii) loading docks; but including, without limitation, the following areas and facilities to the extent they exist: parking areas; access roads; entrances and driveways; lighting facilities; grass, shrubs, trees and landscaping; retaining walls; landscaped areas, passageways sidewalks and curbs (including exterior sidewalks and curbs adjacent to the buildings); culverts; retention basins and drainage facilities; directional and shopping center pylons or monuments; marking or striping of the parking areas and roadways; sewer and sewage disposal systems; water supply, electric lines, gas lines and other service and utility lines, pipes and installations of every kind and including those, if any, off the Shopping Centers servicing common areas and common facilities of the Shopping Centers, including traffic control devices within the Shopping Centers and, to the extent the owner of the Shopping Center is responsible for such devices off-site, the traffic control devices on adjacent roadways.

          7. "Covenants" means all recorded documents and/or instruments which run with the land, encumber the Shopping
Centers or otherwise bind Tenant.

          8. "Demised Premises" means collectively those portions of the Shopping Centers which consist of certain buildings or portions of buildings situated within the Shopping Centers, as shown by outline in red on Exhibit B; the buildings outlined in red are the premises intended to be leased to Tenant under this Lease. Exhibit B shows certain portions of the Demised Premises shaded by slanted lines, indicating that these portions are vacant and unoccupied at the date of this Lease. The Trade Fixtures owned by Landlord situated in and used in conjunction with the use, occupancy and business of warehouse and distribution of merchandise at the Distribution Center shall be deemed to be included within the expression "Demised Premises".

          9. "Fee Title Property" means a Property owned by
Landlord in fee title.

          10. "Floor Area of the Demised Premises" means the aggregate gross square feet of all levels inside the Venture Building and the other buildings, if any, within the Demised Premises, measured from the exterior surface of perimeter walls to the exterior surface of opposite perimeter walls, except if a building on the Demised Premises shares a common wall with a Landlord's Building on the Shopping Center, then measured to the center of that common wall; Floor Area of the Demised Premises shall include, but not be limited to, the gross square feet of all basements, balcony or mezzanine space.

          11. "Floor Area of Landlord's Building" means the aggregate gross square feet of all levels inside Landlord's Building, measured from the exterior surface of perimeter walls to the exterior surface of opposite perimeter walls except if the Landlord's Building shares a common wall with a building of the Demised Premises, then measured to the center of that common wall; Floor Area of Landlord's Buildings shall include, but not be limited to, the gross square feet of all basements, balcony or mezzanine space.

          12. "Improvements" means all buildings, structures and other improvements now existing or hereafter constructed on the Land and any restoration, addition to or replacement thereof (and when so referred to excludes and does not mean to include Tenant's Trade Fixtures or the Appurtenances).

          13. "Land" means the land of all the Properties unless stated otherwise; the Land is described in attached
Exhibit A (and when so referred to excludes and does not mean to include the Improvements, Tenant's Trade Fixtures or the Appurtenances). (See item 22 of this Section.)

          14. "Landlord" means the owner or owners at the time in question of fee title to certain portions of the Demised Premises which Landlord owns in fee title or in other instances means the holder of a leasehold estate, as the lessee thereunder, as to other portions of the Demised Premises which constitute Leasehold Properties; in the event of any conveyance or transfer thereof by the Landlord named on the top of page 1 of this Lease, and in case of any subsequent conveyances or transfers thereof by the then Landlord, each grantor or transferor shall be automatically freed and relieved, from and after the date of his or its transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided the grantee or transferee assumes in writing the obligations of Landlord which will arise under this Lease from and after the date of the transfer. Any money in the hands of the transferring Landlord at the time of such transfer in which moneys Tenant has an interest, such as a security deposit or the payments for Impositions pursuant to
Section 4.07 hereof, if any, shall, if there not be a default by Tenant existing at the time, be turned over to the grantee or transferee, it being intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon Landlord and its successors and assigns only during and in respect of their respective successive periods of ownerships.

          15. "Landlord's Buildings" means buildings and storerooms located within buildings in the Shopping Centers which are owned or leased by Landlord or subleased by Landlord from an Overlandlord, not including the Demised Premises and not including any buildings owned or leased by any Overlandlord, if any, within a Shopping Center, which is not leased by Landlord.

          16.  "Landlord's Common Area Charge" is defined in
Section 11.03.

          17. "Landlord's Share" means a fraction, the numerator of which is the Floor Area of Landlord's Buildings in a particular Shopping Center and the denominator of which is the Floor Area of Landlord's Buildings in that Shopping Center plus the Floor Area of the Demised Premises in that same Shopping Center (multiplied by the amount of the item to be shared, such as CAM Costs or Impositions).

          18. "Leasehold Property" means a Property held by Landlord as the tenant under a lease or sublease.

          19. (a) "Outlot" means a parcel of land in a Shopping Center located on or in close proximity to the abutting public road, together with the building and other improvements, if any, at any time erected thereon; such building being free-standing, the Outlot parcel often having its own curb cut and direct access to the abutting public road, but sometimes relying solely for access on the entrances, exits and roadways within the Shopping Center; and most often the occupant of an Outlot will be a restaurant or fast food operation, a bank, a gasoline station, a national or regional retail chain store, or the like. Some Outlots, for the purpose of this definition, may, at the date of this Lease, consist of vacant and unimproved parcels within the Shopping Center; some of such vacant and unimproved parcels are labelled as Outlots on Exhibit B, but Landlord may designate other areas, in Landlord's discretion, for Landlord to develop. An Outlot leased to a tenant is included within the definition of Space Lease, but reference to an Outlot or Outlot Lease in certain places in this Lease may distinguish it from other Space Leases for certain purposes.

               (b) "Outlot Lease" means a lease or sublease, license or other occupancy agreement, with respect to an Outlot, and is a Space Lease, but only as to an Outlot.

               (c) "Overlandlord" means the owner of the fee title or lessee from the Fee Owner or who is a lessee of a lessee of a Leasehold Property at the time in question and who is also the lessor under the Underlying Lease.

          20. "Property" means one of the parcels of the Land together with all the buildings and other Improvements situated thereon at the date of this Lease or at any time in the future, and also includes the applicable Appurtenances pertaining to such Land. "Properties" means more than one Property; and if where used in this Lease, no limiting reference is used with the word "Properties", it shall be intended in that context to mean "all the Properties". The expressions Property or Properties as used in this Lease is intended to be synonymous with the expressions Shopping Center or Shopping Centers.

          21. "Responsible Party" means the person or entity who is responsible pursuant to this Lease, at the time in question, to perform or cause to be performed the CAM tasks.

          22. "Shopping Center" means all those parcels of real estate which comprise collectively the Land legally described on attached Exhibit A, but includes all the buildings and other Improvements, if any, and the Appurtenances situated thereon. Except for two of the Properties described on Exhibit A, and another Property which is at the date of this Lease vacant and unimproved land, each Shopping Center is, at the date of this Lease, improved as a retail shopping center and contains erected thereon, along with a parking field and similar improvements, a Venture Building and in many cases other buildings. One of the Properties referred to in the preceding sentence is being used at the date of this Lease for a distribution/warehouse located in Corsicana, Texas (hereinafter the "Distribution Center") and another Property just referred to is being used as a photo/studio processing center in O'Fallon, Missouri (hereinafter the "Photo Studio") and the vacant and unimproved Property just referred to is located in North Richland Hills, Texas. However, for the purpose of this Lease, those three non-shopping center Properties are deemed included with the other Properties within the definition "Shopping Center".

          The Shopping Centers constitute a larger aggregate area than the Demised Premises, because the Demised Premises consists of certain buildings and the storeroom space in those certain buildings situated within Shopping Centers, and the entire Shopping Centers have not been leased under this Lease to
Tenant: in some cases (as may be seen by reviewing the drawings which are Exhibit B attached to this Lease), Tenant leases only the Venture Building within a Shopping Center; and in other cases, Tenant leases the Venture Building together with portions of other buildings and the space within the other buildings within a Shopping Center. The Common Areas in the Shopping Centers have not been leased to Tenant; nor Landlord's Buildings, if any, situated thereon.

          22A. "Space Leases" means the following: Prior to the date of this Lease, Venture operated and/or leased and/or subleased various storerooms to various occupants of buildings within certain of the Shopping Centers pursuant to subleases. Those leases of space in the Shopping Centers to such tenants which exist as of the date of this Lease, or leases, subleases, licenses or other occupancy agreements which may hereafter be entered into at any time in the future by Landlord or Tenant in the Shopping Centers as part of the buildings erected or to be erected thereon, are hereinafter sometimes referred to as "Space Leases". Space Leases refer to all storerooms so leased other than space occupied by Venture and used as a Venture Store and includes also, unless indicated otherwise, Outlot Leases.

          23. "Tenant", unless otherwise stated in the text where the word is used, shall include Venture Stores, Inc. and any successor of Venture Stores, Inc. and collectively shall include in addition any permitted assignee of the leasehold interest of Tenant under this Lease.

          24. "Tenant's Share" means a fraction, the numerator of which is the Floor Area of the Demised Premises located in a particular Shopping Center and the denominator of which is the Floor Area of the Demised Premises in that Shopping Center plus the Floor Area of the Landlord's Buildings in that same Shopping Center (multiplied by the amount of the item to be shared, such as CAM Costs, Impositions, etc.).

          25. "Tenant's Trade Fixtures" means items and personal property owned by Tenant or any of Tenant's subtenants located in or used in Tenant's or subtenant's business operation at the Properties, such as, by way of example and not in limitation, signs (excluding pylon structures), counters, cash registers, showcases, tables, shelves, merchandise feature walls, restaurant and kitchen equipment and restaurant fixtures, counters, desks, gondola units, metal floor racks, stockroom and wrapping area shelving and fixtures, office furniture, office machines, light fixtures and alarm systems installed by Tenant or by the subtenant. But Tenant's Trade Fixtures shall not include building or structural items, such as walls and partitions, compressors, blowers, ducts, air conditioning and heating equipment, lights or lighting fixtures, electrical and gas equipment, wiring and conduits, plumbing fixtures and pipes, carpeting or other floor coverings, dropped ceilings, or pylon structures and the like. It is understood and agreed that the Trade Fixtures located and used at the Distribution Center in the operation of the warehouse and distribution belong to Landlord and not to Tenant and therefore are not items or personal property within the definition "Tenant's Trade Fixtures".

          26. "Unavoidable Delays" means delays affecting the process of construction, repair, maintenance or installations, relating to the Demised Premises or Restoration of the Improvements due to strikes, acts of God, acts of the elements, inability to obtain labor or materials, governmental restrictions, enemy action, earthquakes, civil commotion, war, unavoidable casualty or similar causes beyond the reasonable control of Tenant, but Unavoidable Delays shall not apply to or excuse or delay payment of money. Neither financial inability of Tenant to pay Rent or money or provide insurance coverage, nor any delay or Unavoidable Delay relating to the business operations of Tenant shall be relevant or deemed an event to which Unavoidable Delay is applicable, and shall not be an unavoidable delay or an excusing cause. As to any obligation under this Lease by Landlord to pay money, Unavoidable Delay shall not apply to or excuse or delay such payment.

          27. "Underlying Lease" means the lease which was entered into originally between the fee owner or lessee from the Fee Owner of a Leasehold Property, as the lessor thereunder, and the original lessee thereunder, the lessee's interest under which lease has been sold and assigned by Venture to Landlord or to Landlord's Affiliate contemporaneously with the making of this Unitary Lease to Venture. The expression Underlying Lease includes within its meaning both a lease from a fee owner of all or substantially all of a Shopping Center (commonly referred to as ground lease) as well as a lease from the fee owner of only a Venture Building or a Venture Building and other structures and areas within a Shopping Center. That certain lease, dated September 16, 1985, made between Cook County, Illinois, as the landlord thereunder, and The May Department Stores Company, Venture's predecessor in interest, covering certain land used as Common Area in conjunction with the Fee Title Property in Elston, Illinois, shall also be deemed an Underlying Lease.

          28. "Venture Building" means the entire store building on each Property either being used at the date of this Lease for operation of a "Venture" department store ("Venture Store"), or else being used in part or in whole for other purposes or by other occupants but which when built originally constituted a "Venture Store" before being changed. There is a Venture Building on each Property. Use of "Venture" in the expression "Venture Building" is intended to refer to the building as just described, whether or not at the time in question it still is being used as a Venture Store.

                         WITNESSETH :

     In consideration of the mutual covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Demised Premises and together with a non-exclusive right for Tenant's benefit and the benefit of Tenant's employees, customers, agents, licensees, concessionees and invitees to use, with Landlord and all other occupants of the Shopping Centers, if any, and all other permittees of Landlord, the Common Areas and all easements, rights and privileges and amenities otherwise appurtenant to the Shopping Centers (see also Sections 6.02 and 11.10 hereof), SUBJECT TO all matters of every kind and nature which now affect the Demised Premises, including for example, without limitation thereto: matters affecting the title to the Demised Premises, whether or not of record; building code violations or violation of any statute, law or ordinance; any state of facts an accurate survey of the Demised Premises would disclose; the physical condition; environmental conditions; existing and future zoning laws, building codes and other laws; and the rights and interests of persons in possession, Covenants, Existing Mortgages, Underlying Leases and REAs.

     Landlord and Tenant hereby covenant and agree as follows:

                           ARTICLE I
                Condition of Demised Premises

     Section 1.01. As a material inducement to Landlord in consummating this transaction, including, acquiring Venture's interest in the Properties and the making of this Lease, Tenant hereby represents and warrants to Landlord that Tenant is fully acquainted with the nature and condition, in all respects, of the Demised Premises and the Properties and each portion or part thereof, or to the extent not so actually acquainted has had opportunity to become familiar with all such conditions including (but not by way of limitation) the state of the title thereto, the soil and geology thereof, the manner of construction and the physical condition and state of repair or lack of repair of the Land (which includes both the surface and subsurface) and the Improvements (which includes all improvements to the Demised Premises and the Shopping Centers of every nature including inside the existing buildings and the roofs and the structures thereof), and the nature and extent of the rights of others (if any) with respect thereto, whether by way of easement, right of way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise. Tenant accepts the Demised Premises and the use of the Shopping Center's Common Areas and each part and component thereof "AS IS" and "WHERE IS" and "WITH ALL FAULTS", whether patent or latent. Landlord in fact has not and does not make any representations or warranties whatsoever to Tenant in this Lease with respect to the condition of the Demised Premises or title or any matters or things pertaining thereto, express, implied, and Tenant hereby acknowledges that fact and waives any and all rights and claims to the contrary. Notwithstanding such waiver, and as the only exception, Tenant, as seller of the Properties to Landlord, nevertheless shall be entitled to rely on all of Landlord's representations and warranties, as purchaser, made in the contract of sale which was executed contemporaneously herewith to consummate this transaction. All representations, warranties, covenants, indemnities and other post-closing obligations of Tenant made or undertaken by Tenant to Landlord in said contract of sale shall be, and hereby are, incorporated by reference in this Section 1.01, and Tenant agrees that any breach by Tenant, as the seller, of any of said representations, warranties, covenants, indemnities or other post-closing obligations shall automatically be deemed and shall constitute a default by Tenant under this Lease as a breach and default of such representations, warranties, covenants, indemnities or other post-closing obligations made or undertaken to Landlord in this Lease, and Landlord shall have all the rights and remedies resulting from such default in addition to, and not in exclusion of, all other rights or remedies available in law or in equity. The breach of any representation, warranty, covenant, indemnity or other post-closing obligation made or undertaken by Landlord, as purchaser in the contract of sale, shall not in any event permit Tenant to terminate this Lease or reduce the Basic Rent, additional rent or other payments to be made by Tenant under this Lease or diminish Tenant's other obligations, provided, however, in the event of a Landlord default of the same, Tenant shall be permitted to offset against the Basic Rent the amount of any judgment Tenant obtains based on Landlord's default if Landlord does not pay such judgment within ten days after the judgment becomes final and unappealable.

     Section 1.02. If the Demised Premises or portions thereof either at the date of this Lease or, if agreed to by Tenant or done with Tenant's written consent or done pursuant to this Lease, in the future are the subject of (i) any Covenants, agreements, tenancies, subtenancies, licenses, occupancies or rights of others which apply to or relate to the use, operation, maintenance, repair, construction or relate to any other aspect of the Demised Premises or any portion thereof (including without limitation the Existing Mortgages, Underlying Leases, Collateral Leases, occupancy agreements or utility easements, or
(ii) any construction, operating and reciprocal easement agreements or other easement agreements either declared by an owner of adjoining property or to which Tenant is a party or which is binding on Tenant or which is a matter of public record affecting the Demised Premises or any part thereof, or any similar agreements, (hereinafter referred to as "REAs"), Tenant hereby assumes and agrees to perform and discharge, subject to reimbursement by Landlord in certain instances pursuant to the provisions contained in this Lease, any and all obligations with respect to all of the same (including also for example Tenant's status as a sublandlord under a sublease unless such sublease is converted by Landlord from being a Collateral Lease to a Transferred Lease) and with respect to any and all matters affecting the Demised Premises or the title thereof, which Landlord herein might otherwise be obligated to observe, do, perform, or discharge by reason of the ownership of the Demised Premises by Landlord. Notwithstanding the conveyance by Venture of title to the Properties, in the case of REAs, Venture, or whomever is the then Tenant under this Lease at the time in question shall continue to be recognized as the party to the REA. Landlord hereby reserves, shall have, and is hereby granted by Tenant, equal rights with Tenant as such party to the REA, and where a consent or approval is required or requested by or related to the REA, neither Landlord nor Tenant will grant such consent or approval without the written consent of the other, and Landlord and Tenant each agree with each other not to unreasonably withhold or delay such consent or approval or condition the same on receiving money when Landlord or Tenant requests the same, and neither Landlord nor Tenant will withhold consent to any modification of an REA that does not adversely impair or affect the Properties or their value or use. If the REA and this Lease express in the respective documents different obligations by Tenant concerning the same subject matter, the obligations which require Tenant to do the greater amount shall be observed by Tenant.

     In any case where an Underlying Lease or other document provides that notwithstanding Venture's transfer and sale of its leasehold interest in a Property that if Venture leases or subleases back the Venture Building and continues in possession, Venture shall be continued to be the only party recognized as the tenant, as before, then in such cases (but without intending herein to concede or agree that this Lease or Landlord's transaction with Venture falls within the intended category in such Underlying Lease), Tenant agrees to follow Landlord's directions and not act without Landlord's written consent in any dealings with the Overlandlord or other party to the document.

                          ARTICLE II
                             Term

     Section 2.01. The term of this Lease commences on August 6, 1997 and unless sooner terminated under any provision of this Lease, shall expire on August 31, 2022 (the "Initial Term"), subject to Tenant's rights of extension as provided in Article XXV hereof.

     Section 2.02 Except as expressly provided in Section 18.02 (Eminent Domain), Tenant has no right and will have no right either to terminate this Lease, or to quit, abandon or surrender the leasehold estate hereby created or all or any part of the Demised Premises, or to be released, relieved or discharged from the payment of Basic Rent or any obligation or liability under this Lease for any reason, including, without limitation, if the Demised Premises is subject to any damage to or destruction of all or any part of the Improvements, or any interference with the use or possession of all or any part of the Demised Premises, or the occurrence of any act which renders the performance by Landlord or Tenant impossible or which frustrates the use of the Demised Premises for any purpose, or any force majeure, or any action or threatened action of any court, administrative agency or other governmental authority or the expiration or termination of an Underlying Lease by effluxion or otherwise.

                         ARTICLE III
             Basic Rent; Other Rent; Net Lease

     Section 3.01. In addition to all other payments to be made by Tenant under this Lease, Tenant shall pay to Landlord in lawful money of the United States commencing on the date of this Lease and throughout the Initial Term, as net basic rent for each year the rents set forth on the Schedule of Basic Rents attached to this Lease and made a part of this Section 3.01 as if fully set forth herein, payable in equal monthly installments in advance monthly as set forth on said Schedule of (the "Basic Rent"). In the Extended Terms, the Basic Rent shall be the amounts provided for in Article XXV hereof. All Basic Rent shall be paid on 25th day of each month prior to the month for which the Basic Rent is due; prorated, however, for the partial month of August at the beginning of the term. Rent shall be paid at the address specified in Section 24.01, or other address as may from time to time be designated. Unless requested otherwise in writing by Landlord, Tenant agrees to make payments of Basic Rent to Landlord by wire transfer of immediately available Federal funds to Landlord's bank account designated in writing to Tenant.

     Section 3.02. It is the purpose and intent of both Landlord and Tenant that this Lease is and shall always be an absolutely "net" lease for Landlord and that all the Basic Rent payable hereunder shall be net to Landlord and paid without any abatements, deferral, reduction, set-off, counterclaim, defense or deduction whatsoever, so that this Lease shall yield to Landlord the Basic Rent and all additional rent free of all costs, expenses and charges of every kind and nature relating to the Demised Premises which may be attributed to or become due during the term of this Lease (except as expressly provided otherwise in this Lease as to certain taxes in Section 4.02); all such costs, expenses and charges shall be paid by Tenant, and Tenant agrees that Landlord shall be defended, indemnified and saved harmless by Tenant from and against the same.

     Section 3.03. Tenant will also pay, as additional rent, all sums, Impositions (defined in Article IV), all rents and other payments pursuant to all the Underlying Leases, all payments pursuant to Existing Mortgages (except the principal sum or the interest payable thereon and except to the extent a payment is a prepayment penalty and is required by Landlord electing to prepay the Existing Mortgage, or a payment is in the nature of a penalty or added interest resulting from a default by Landlord in the payment of the interest or principal or is an increased payment made pursuant to a modification entered into with the mortgagee without Tenant's consent which changes the Mortgage to increase the amount of payments), and Tenant will pay cleanup costs for remediation of any environmental condition or other payments arising out of Article XXVI (Hazardous Substances) hereof, and all other costs, expenses and other payments which Tenant in any of the provisions of this Lease is required to pay or has assumed or agreed to pay. All of such sums, Impositions, costs, expenses and other payments, including Basic Rent, shall be deemed to be collectively included in the definition of "Rent" whenever that word is used in this Lease with the initial capital letter R.

                       ARTICLE IV
                       Impositions

     Section 4.01. Tenant agrees to pay, as additional rent in addition to all other Rent, prior to delinquency and before any fine, penalty, interest or cost may be added for the non-payment thereof, but subject to certain reimbursement by Landlord pursuant to Section 4.09 hereof, all taxes, assessments, excises, levies, license and permit fees, water and sewer rents, rates and charges, transit taxes, charges for public utilities (whether governmental or nongovernmental), and all other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever; the foregoing include (but are not limited to) assessments for public improvements or benefits, which at any time prior to or during the term of this Lease are laid, assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect of, or become a lien on, (i) the Shopping Centers or any part thereof or any personal property, equipment or other facility located thereon or used in the operation thereof; or (ii) rent, income or other payments received from the Shopping Centers by Tenant or anyone claiming by, through or under Tenant from subtenants or any other source; or (iii) any use, occupancy or operation of the Shopping Center or any rights, obligations, easements and franchises as may now or hereafter be appurtenant or appertain to the Shopping Center; or (iv) this transaction or any document to which Tenant is a party creating or transferring an estate or interest in the Shopping Center (provided, however, any subsequent conveyance by Landlord of the fee title as to which a transfer tax is imposed shall not be payable by Tenant); or (v) the Rent payable hereunder to Landlord or as to any payments payable by Tenant to any third party, as for example, any tax payable in any State similar to the Florida sales tax on rents or the Michigan business tax on gross receipts; or (vi) any tax, license fee or levy on a tenant's occupancy or on a Tenant's leasehold interest, such as in Iowa (all of which taxes, assessments, water and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, license fees and other governmental charges described in the preceding portion of this
Section 4.01 are hereinafter collectively referred to as "Impositions" or singly as an "Imposition"). Any Imposition relating to a fiscal period of the taxing authority encompassing a period after the end of this Lease a part of which period is included within the term of this Lease shall be adjusted as between Landlord and Tenant as of the expiration of the term of this Lease by effluxion; so Landlord pays the portion of Impositions attributable to any period subsequent to the expiration by effluxion of the term of this Lease, and Tenant pays the portion attributable to any period during the term of this Lease; provided that to the extent any Impositions for the payment of which Tenant is liable under clauses (v) hereinabove is measured by Landlord's income, Tenant's liability therefor shall be computed on the assumption that Landlord has no property other than the Property subject to such Imposition.

     Notwithstanding the foregoing definition, the expression "Impositions" which Tenant shall be liable to pay under this Lease shall not include the Impositions on any Landlord's Building or an Outlot if it is being assessed and taxed as separate and independent tax lot by the taxing authorities at the date of this Lease or which is so taxed in the future resulting from an application by Landlord for separate tax subdivision and as separate and independent tax parcel and which such Landlord's Building or Outlot is held by Landlord as a Transferred Lease or is an Outlot Landlord developed from a Vacant Area as the lessor under the Outlot Lease.

     Section 4.02. Nothing herein contained shall require Tenant to pay municipal, state or federal income taxes imposed on Landlord in respect of Landlord's income or in respect of any federal or state estate tax, succession tax, inheritance tax or (other than as stated in clause (iv) in Section 4.01 above) transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of Landlord's interest in the Demised Premises; provided, however, that if at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or substitute for or a recharacterization of the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate (including by imposition of new taxes), there shall be imposed, (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received from the Demised Premises, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the income from the Demised Premises, or (iii) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based, shall be deemed to be included within "Impositions", and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions; provided, however, that to the extent any Impositions for the payment of which Tenant is liable under clauses (I), (ii), or
(iii) hereinabove is measured by Landlord's income, Tenant's liability therefor shall be computed upon the assumption that Landlord has no properties other than the Property subject to such Impositions.

     Section 4.03. If, by law, any Imposition may at taxpayer's option be paid in installments, then provided Tenant is not in default, Tenant may exercise the option to pay (and which shall include accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall make such payments as they become due during the term of this Lease and prior to delinquency and before any fine, penalty, further interest or cost may be added thereto, except that, if a default under this Lease shall occur, Tenant shall, on demand, promptly pay the remaining installments together with accrued interest, if any.

     Section 4.04. The certificate, advice or bill of the non-payment of any such Imposition made or issued by the appropriate official designated by law to make or issue the same or to receive payment of any such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

     Section 4.05. As between the parties hereto, Tenant alone, so long as Tenant is contesting the Impositions, shall have the duty of attending to, making or filing any petition, declaration, statement or report provided or required by law as the basis of or in connection with the contest, determination, equalization, reduction or payment of any Imposition which is to be borne, paid or may become payable by Tenant, and Landlord shall not be or become responsible therefor, nor for the contents of any such petition, declaration, statement or report. However, Landlord shall have the privilege, at its option in its discretion, to voluntarily participate in or assume or share any of such responsibilities to whatever extent Landlord desires, all without diminishing Tenant's duty to pay the Impositions.

     Section 4.06. Tenant shall have the right before any delinquency occurs to contest or object to the amount or validity of any Imposition by appropriate legal proceedings diligently and in good faith, but Tenant shall pay the Imposition timely and this right to contest shall not be deemed or construed in any way as relieving, modifying or extending Tenant's covenant to pay any such Imposition at the time and in the manner stated in other Sections in this Article. Tenant shall notify Landlord of all such contests when the protest or proceeding is filed. Landlord shall not be required to join and cooperate in any such proceedings unless necessary to do so in order to prosecute such proceedings and Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings brought by Tenant. If Tenant shall not be contesting any Impositions, nothing in this Section shall be in derogation of Landlord's right to contest or appeal or negotiate for reduction, at Tenant's expense, any Impositions payable in whole or in part during the term of this Lease, by legal proceedings or in such other manner as may be available to Landlord; provided, however, if Landlord brings the proceeding without Tenant, Tenant shall not be liable for expenses in an amount exceeding (i) the amount of the refund Tenant receives, if any, or (ii) the value of the benefits Tenant realizes from Landlord's contest, whichever of
(i) or (ii) is greater; and Landlord shall notify Tenant of such proceedings.

     Section 4.07. At the date of this Lease Tenant will pay to Landlord initially an amount sufficient which, when added to the monthly payments to be made subsequently by Tenant to Landlord on an ongoing basis throughout the Lease Term, as described hereinafter in this Section, will place in Landlord's hands, by wire transfer of immediately available Federal funds to Landlord's bank account designated in writing to Tenant thirty days before the next Impositions payable by Tenant hereunder are in the aggregate and severally payable to the tax authorities, all the moneys sufficient to pay in full such Impositions which will be due. After paying the initial amount described in the immediately preceding sentence, Tenant shall pay to Landlord, throughout the term of this Lease, as additional rent, monthly payments, at the same time that the monthly installments of Basic Rent are payable, amounts estimated by Landlord to be designed to place in Landlord's hands thirty days before the next date that the respective Impositions payable by Tenant will be payable to the taxing authority, in order to provide money for Landlord sufficient in amount to pay such next occurring installments coming due of Impositions; and in addition to those regular monthly payments, Landlord may by notice given at any time and from time to time, as to Impositions next becoming payable, require Tenant to pay Landlord additional lump sum amounts if Landlord estimates that the monthly payments, as they are on hand and will be subsequently made, will not be sufficient to result in an amount to meet the Impositions that are next due and payable; so that Landlord always will have in hand the full amount of Impositions payable by Tenant thirty days before the amount is payable to the tax authorities. Payments so received by Landlord shall be applied by Landlord to the payment of such Impositions (or if so required by an Underlying Lease, will be paid to the Overlandlord) so long as no Event of Default exists. Following any Event of Default and so long as the Event of Default remains uncured by Tenant, Landlord shall have the right to use the payments or any portion thereof to cure the default regardless whether the default relates to Impositions or other items which gave rise to Tenant's default. Landlord shall furnish Tenant, within fifteen business days after the date when any of the Impositions would have become delinquent, receipts or other proper evidence of payment of the Impositions. If the sum of the payments by Tenant grows to contain an excess or deficiency of money, more or less than will be sufficient or deficient to pay the next installment, Landlord will adjust the future regular monthly installments payments appropriately. Landlord shall have the sole title and possession of the payments and when the moneys are paid to Landlord it shall not be an asset of Tenant, but until an Event of Default occurs, Landlord shall keep the payments of Impositions in a bank selected by Landlord in a separate bank account bearing interest at the bank's usual rate for such accounts, separate from its business account, and the interest thereon paid by the bank shall be added to and deemed additional payments. Landlord shall send Tenant appropriate information showing the interest earned. The bank selected by Landlord shall be The Chase Manhattan Bank or a comparable bank and Landlord shall notify Tenant as to the identity of the bank holding the payments. No other interest need be paid on the payments. If any surplus remains after Landlord has paid any installment of Impositions, that surplus shall continue to be held by Landlord to be applied as provided in this Section. If for some reason Landlord is not collecting the monthly payments and paying the Impositions, Tenant will pay the Impositions which are payable by Tenant itself directly to the taxing authorities, and in such event, Tenant agrees to furnish Landlord within ten days after the date when any Imposition would have become delinquent, receipts or other proper evidence of payment of the Impositions. Landlord, in determining the monthly estimates for the Landlord monthly payments of Impositions to be paid to Landlord, shall take into consideration payments made by Tenant to the holders of an Existing Mortgage into a fund for Impositions held by the mortgagee. Tenant's liability and obligation to pay Impositions which are payable by Tenant shall not be released or diminished and Landlord shall not assume the obligation to pay Impositions by Landlord exercising Landlord's option under this Section 4.07 to collect the payments provided for in this Section, excepting only to the extent of the amount of such payments Tenant has placed in Landlord's hands timely; provided, however, so long as no Event of Default exists, Landlord shall be responsible for any interest, fines or penalties imposed by law for late payment of Impositions (if Landlord is at fault in paying late) for any installment thereof for which Tenant has placed sufficient funds timely in Landlord's hands with which to pay the installment and unless an Event of Default exists, Tenant shall have the right of offset for any Impositions not so paid by Landlord which threatens to result in loss of Tenant's Lease rights.

     Section 4.08. In the event of a conveyance of the title to the Demised Premises or transfer of Landlord's interest in the Underlying Leases by Landlord as to a Leasehold Property, or a transfer by Landlord of the title to or interest in any individual Property of which the Demised Premises constitutes a component, the grantee or transferee, as the case may be, shall assume the obligations of the Landlord described in Section 4.07 with regard to the collection from Tenant of the Impositions and the payment of Impositions.

       Section 4.09. If for any reason Landlord is not collecting the payments from Tenant as provided in Section 4.07 and Tenant is paying the Impositions directly to the taxing authorities, Tenant shall bill Landlord for the amount of any Impositions that are payable by Landlord to Tenant pursuant to the provisions of this Section 4.09. Otherwise Landlord shall pay to Tenant Landlord's Share of such Impositions within five days after the Impositions have been paid in full by Tenant or Landlord may credit Tenant for Landlord's share against the next due installment of Basic Rent; provided, however, in any case Landlord shall not be obligated to pay Tenant earlier than ten
(10) days before the Imposition is required to be paid to the tax authority. If the Demised Premises is the only leasable storerooms on a Shopping Center, Tenant shall pay all of the Impositions on that Shopping Center without any reimbursement from Landlord. As to those Shopping Centers which have Landlord's Buildings in addition to the Demised Premises thereon, Landlord shall pay to Tenant Landlord's Share of all of the Impositions payable by Tenant which are attributable to periods subsequent to the date of this Lease. Landlord shall not be liable to pay a share of any Impositions payable for any periods prior to the date of this Lease. Whether or not data can be ascertained from the assessment records or by letter from the assessor or the taxing authority as to the assessed value of the Demised Premises apart from other buildings on such Shopping Center and apart from the Land, Landlord shall reimburse Tenant by paying Landlord's Share of Impositions as defined in clause number 17 in "Definitions" and as described in this Section
4.09. It is the intent of this Lease that Tenant will pay to Landlord all the Impositions payable to the tax authorities for the Shopping Centers, subject to Landlord reimbursing Tenant for Landlord's Share thereof as provided herein.

       As to a Collateral Lease pertaining to an Outlot which at the date of this Lease constitutes a subdivision for tax purposes and is a separate and independent tax parcel and is being billed as a separate and independent tax parcel to Tenant or being billed to the subtenant under the Outlot Lease, Tenant may continue that procedure and Tenant will diligently enforce the Outlot Lease to assure faithful payment of the Impositions by the subtenant with respect thereto. Tenant shall be and remains primarily liable for payment of such Impositions, but in determining Landlord's Share, if any, of the Impositions for the Shopping Center in which that Outlot is located, the Impositions and the square footage of the Outlot including the building thereon will not be used to determine Landlord's Share.

       Notwithstanding any dispute which may arise between Landlord and Tenant concerning either the amount of Impositions payable by Tenant or Landlord or Tenant's or Landlord's obligation to pay Impositions, Tenant shall pay and continue to pay to Landlord the Impositions as required by this Lease, but subject later to refund, if any, to which Tenant may be subsequently determined to be entitled pursuant to the applicable provisions contained in this Lease.

       Section 4.10. If any Property is located in Ohio, Indiana or Illinois or any other State where Impositions are payable in arrears, in all cases, the Impositions payable by Tenant or by Landlord to Tenant for any year or other period involved shall mean the amounts of those Impositions which are payable with respect to the Shopping Center during that current calendar year notwithstanding that the bill rendered from the taxing authority is for the Impositions for the prior year but payable during the then current calendar year, as is the practice for example in Ohio or such similar States.

                        ARTICLE V
                        Insurance

     Section 5.01. Tenant, at its sole cost and expense as additional rent, but subject to certain reimbursement from Landlord pursuant to Section 5.14 hereof and subject to Section
5.15 hereof, shall keep all the Improvements on all the Properties insured for the mutual benefit of Landlord and Tenant with Landlord as additional named insured (and also with both Landlord and the Insurance Trustee hereinafter described as loss payees for all proceeds to pay a claim over $150,000), insuring against loss or damage by an "All-Risk" insurance policy without any special exclusions or special conditions, including therein, without intending to limit the nature of the risks to be insured against by such a policy, insurance against risks of fire, lightning, as well as other risks embraced by coverage of the type known as the special form of extended coverage, and riot and civil commotion, collapse, vandalism and malicious mischief, and the other risks as from time to time covered by All-Risk insurance policy and covering demolition and increased cost of construction due to enforcement of then current building codes and other laws. It is understood that if Tenant no longer is the Responsible Party, Tenant will not be required to insure the Improvements of the Common Areas (such as light poles, landscaping, etc.). The insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations, and footing below the lowest basement floor) without deduction for physical depreciation, evidenced by a replacement cost endorsement. Tenant will maintain such policy with not more than an aggregate amount for all manner of losses of $100,000 for all the buildings on the Land of each Property as a deductible from the loss payable for any one casualty to such buildings, which deductible amount may be increased in any Extension Term (not during the Initial Term) to such greater amount as Tenant deems prudent, but not more than $200,000. Tenant shall cause the Improvements to be appraised to determine their value for the insurance purposes hereunder at least once every three years. The appraiser shall be selected by Tenant subject to Landlord's approval. Tenant shall pay for the appraisal, which may be done by appraising a representative sample of the Improvements at fifteen Properties. Any dispute as to the selection of the appraiser or the identity of which shall be the representative fifteen Properties shall be determined by arbitration pursuant to Article XXI. If Tenant's insurance company serves as the appraisal person, Landlord shall accept the same.

     Section 5.02. Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant, with Landlord as an additional named insured, shall maintain:

          (a)  Commercial general liability insurance
     including contractual liability on an "occurrence basis" for the Demised Premises and, so long as it is the Responsible Party, the Common Areas, and every part thereof against claims for personal injury, including bodily injury, death or property damage occurring upon the Demised Premises, such insurance to afford immediate protection at the time of the inception of this Lease and at all times during the term hereof, and to have a combined single limit of Ten Million ($10,000,000) Dollars or such greater limits as Landlord shall reasonably require. Tenant may maintain such policy with not more than $100,000 deductible for each occurrence; and

          (b)  Boiler and pressure vessel insurance,
     including air tanks, pressure piping and major air conditioning equipment if the Improvements contain equipment of the nature ordinarily covered by such insurance and for an amount not less than $5,000,000 or such larger sum as Landlord may reasonably require, and with not more than $10,000 deductible from the loss payable for any casualty; and

          (c)  Rental value or business interruption
     insurance, naming Landlord as an additional named insured and loss payee, on an actual loss sustained basis against loss or damage by all risks in an amount Basic Rent and Impositions under this Lease of not less than one year's Basic Rent plus one year's Impositions, endorsed to provide a 360 day extended period of indemnity. The net proceeds of any such insurance paid by the insurer to Landlord and Tenant, when received by Landlord or Tenant, less the cost of collecting such proceeds including necessary attorneys' fees, to the extent available, shall be applied to pay the Basic Rent and other Rent then due and thereafter becoming due; and

          (d) Flood insurance for any Property, equal to the full replacement cost of the Improvements located thereon or the maximum amount then available, if any of the buildings on any Property is in a flood zone, so designated and participating in the National Flood Insurance Program.

          (e) Such other insurance, and in such amounts, as may from time to time be reasonably required by Landlord against the same or other insurable hazards which at the time are commonly insured against in the cases of premises similarly situated.

     Section 5.03. All insurance provided for in this Article and in Article XV shall be effected under valid and enforceable policies issued by insurers of recognized responsibility, the insurance policies and the insurers to be satisfactory to Landlord in Landlord's reasonable judgment and the holders of Existing Mortgages and, to the extent the Underlying Lease so requires, the Overlandlords, which insurers shall have a then current financial ability and standing equivalent to Best's Financial Rating and Policyholders' Rating of at least A:VII and which are authorized to transact fire and casualty and liability insurance in each of the States where the Demised Premises are situated. On signing of this Lease and thereafter not less than thirty days prior to the expiration date of each policy, the original of each policy required to be furnished pursuant to this Article or Article XV or a certificate of the insurer reasonably satisfactory to Landlord shall be delivered by Tenant to Landlord. At Landlord's request, Tenant shall deliver to Landlord a true and complete copy of Tenant's insurance policies required to be carried by Tenant in this Lease.

          Each policy procured pursuant to Section 5.01 and paragraphs (b), (c), (d) and (e) of Section 5.02 shall contain, if obtainable, (i) a waiver by the insurer of the right of subrogation against Landlord, and (ii) a statement that the insurance shall not be invalidated if any insured waives in writing, prior to a loss, any or all right of recovery against any party for loss accruing to the property described in the insurance policy.

     Section 5.04. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article or Article XV to be furnished by Tenant unless Landlord is named as an additional named insured therein, with loss payable as provided in Section 5.05 of this Article. Tenant shall immediately notify Landlord of the taking out of any such separate insurance and shall cause the original policies in respect thereof or certificates therefor to be delivered as required by Section 5.03 of this Article.

     Section 5.05.  All policies of insurance provided for in
Section 5.01 and paragraphs (b), (c), (d) and (e) of Section
5.02 shall provide for loss thereunder to be adjusted by and payable to Tenant with respect to any particular casualty resulting in damage or destruction not exceeding $150,000 in the aggregate; and with respect to any particular casualty resulting in damage or destruction exceeding $150,000 in the aggregate, the loss to be adjusted by Landlord and Tenant and payable to be owned by both Landlord and the Insurance Trustee; the insurance proceeds to be disbursed by the Insurance Trustee as provided in Sections 5.11 and 16.02 hereof. At Landlord's request, said policies shall name Landlord's Mortgagee and the Overlandlords as an additional insured as its interest may appear. Tenant agrees to use the insurance proceeds as a trust money to effectuate the repairs required by this Lease.

     Section 5.06. Each such policy or certificate therefor issued by the insurer shall contain (a) a provision that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company so to pay, in accordance with Section 5.05 of this Lease, the amount of any loss sustained and (b) an agreement by the insurer that such policy shall not be cancelled or modified without at least 30 days' prior written notice by registered mail, return receipt requested, to Landlord.

     Section 5.07. Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises and Tenant shall so perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing satisfactory to Landlord shall be willing to write or to continue such insurance. Tenant shall, in the event of any violations or attempted violations of the provisions of this Section by any permitted subtenant, take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be.

          If, at any time during the term of this Lease, Landlord shall request that the amount of insurance provided by Tenant, as required by the provisions of this Article and paragraph (f) of Section 15.01 be increased on the ground that such coverage is inadequate properly to protect the interest of Landlord, or if Landlord shall require other insurance pursuant to the provisions of paragraph (e) of Section 5.02, and Tenant shall refuse to comply with such request, Tenant shall obtain the insurance nevertheless and the dispute shall be submitted to and decided by arbitration as provided in Article XXI hereof. Landlord and Tenant shall be bound by the findings of such arbitration proceeding except that in no event shall such insurance be less than (and the arbitrators shall not have the authority to decide less than) the amounts required by Landlord pursuant to this Article or paragraph (f) of Section 15.01.

     Section 5.09. Upon the expiration or earlier termination of this Lease, unearned premiums upon any of such insurance policies which, at Landlord's option, are transferred to and taken over by Landlord shall be apportioned, provided that if an Event of Default shall exist, the portion of such unearned premiums to which Tenant would otherwise be entitled shall belong to Landlord and shall be applied first to cure such Event of Default.

     Section 5.10. Any insurance provided for in this Article may be effected by a policy or policies of blanket insurance and may be continued in such form; provided, however, that the amount of the total insurance allocation to the Demised Premises shall be such as to furnish in protection the equivalent of separate policies in the amounts herein required, and provided further that in all other respects, any such policy or policies shall comply with the other provisions of this Lease. In any such case it shall not be necessary to deliver the original of any such blanket policy to Landlord, but Tenant shall deliver to Landlord a certificate issued by the insurance company of the insurance policy and a duplicate of such policy, both of them in form and content acceptable to Landlord.

     Section 5.11. For any loss exceeding $150,000, Landlord shall designate a bank or other financial institution or the holder of an Existing Mortgage to receive, hold and disburse insurance proceeds in accordance with this Lease ("Insurance Trustee"). If, but only if, the proceeds of any insurance policies provided for in this Article are paid to the Insurance Trustee, the following provisions shall be applicable;

          The Insurance Trustee is hereby made and constituted a trustee to hold such proceeds and to deposit such proceeds and to pay out such proceeds as provided in this Lease. The Insurance Trustee shall not be obligated hereunder in any manner except to receive and pay out any money that is received by it as such trustee, together with such interest, if any, as is paid by the Insurance Trustee at the time upon a like trust of like amount. As between Landlord and Tenant, such interest on trust funds shall be deemed to be the income of Tenant, to be held by the Insurance Trustee subject to the terms and conditions of the trust and this Lease. The Insurance Trustee is authorized to retain from the trust fund the necessary expenses incidental to the collection of any such funds, and a reasonable amount for its services in connection with the trust.

          All insurance money received by the Insurance Trustee shall be held by the Insurance Trustee to secure the performance by Tenant of its obligation under this Lease to repair, replace or reconstruct any Improvements that have been damaged or destroyed, or to pay any Rent or charges hereunder. If at any time after the happening of any casualty it appears, in the sole discretion of either the Insurance Trustee or Landlord, that the insurance money and other money, if any, held in the trust will not be sufficient to pay fully for the work of reconstruction or repair, Tenant on demand from the Insurance Trustee or from Landlord shall deposit such shortage or deficit with the Insurance Trustee and any money so deposited shall be held and used by the Insurance Trustee in the same manner and upon the same conditions as those provided with respect to insurance money.

          As Tenant proceeds with the work of repair or reconstruction of the Improvements, the insurance money held by the Insurance Trustee shall be paid in accordance with Article
XVI hereof.

          If any default by Tenant results in the termination of this Lease, all insurance policies and all proceeds thereof and all other money then in said insurance trust shall be promptly delivered by the Insurance Trustee to Landlord as Landlord's sole property to be applied toward curing the default. If this Lease is terminated for any reason other than the default of Tenant, the Insurance Trustee shall pay the proceeds and other money in the insurance trust to Landlord as Landlord's sole property.

     Section 5.12. Tenant may not self-insure against the risks provided for in this Article V, excepting only to the extent expressly stated to be allowed in Section 5.01 (that is, carry a deductible). Tenant shall be responsible for all losses and damage by casualty so long as Tenant is responsible to carry the insurance, including within the deductible or self-insured risk amount. Landlord and Tenant agree that as between Tenant and its insurance company, but not binding on Landlord, the insurance policies to be maintained by Tenant under this Lease may provide for greater deductibles than the deductibles permitted by this Lease, so long as the certificates of insurance with respect to such policies certify only the maximum deductibles permitted by this Lease, so that Tenant's insurance companies insure for or against all amounts in excess of the maximum permitted under the applicable provisions of this
Article V. Tenant's failure to maintain policies of insurance with the deductibles required by this Lease shall not constitute an Event of Default so long as said certificates are furnished and remain in full force and effect, without notice of cancellation.

     Section 5.13. The provisions contained in this Article V are subject to the provisions contained in all the Existing Mortgages and Underlying Leases relating to insurance coverage and insurance policies and the insurance proceeds therefrom. Tenant agrees to perform and comply with and observe faithfully all the provisions and requirements of the Existing Mortgages and the Underlying Leases regarding such insurance provisions. Tenant agrees to name Landlord's Mortgagees and the holders of Existing Mortgages and the Overlandlords as loss payees and additional insureds as their interests may appear when requested and shall obtain an endorsement providing that the insurance company agrees to give the mortgagees and the Overlandlords at least 30 days advance notice of any cancellation or reduction of coverage, the amount insured or other material change and that the policy will not have coverage impaired due to any act or omission of Landlord of Tenant as an insured party.

     Section 5.14. Landlord shall reimburse Tenant for the actual premiums paid by Tenant for all the insurance required to be carried in this Article V by paying to Tenant Landlord's Share. In determining Landlord's Share, the amount of any premiums for insurance paid for by a Space Tenant under a Collateral Lease who carries its own insurance and pays the premiums to the insurance, and the square footage of the space occupied by such subtenant shall both be excluded in determining Landlord's Share. In case blanket insurance is carried by Tenant, the actual premiums for the Demised Premises shall be the premiums paid to the insurance company divided by the total number of square feet of buildings covered by the insurance.

     At any time, Landlord shall have the right instead of Tenant to obtain and carry the insurance policies required to be carried by Tenant under this Lease. Landlord shall give Tenant at least 45 days prior notice of exercise of such right. If Tenant sustains a loss of premium refund by not receiving a full premium refund due to early cancellation of its existing policies due to Landlord taking over the insurance obligations and substituting the insurance coverage, Landlord shall reimburse Tenant or credit Tenant against the installments of Basic Rent next coming due for the difference between a pro rata refund and the premium short-rate refund received by Tenant. If Landlord elects to and obtains and carries the insurance as just described, Tenant shall reimburse Landlord for the Landlord's cost thereof on demand for Tenant's Share thereof, and in such case where Landlord carries the insurance, if Landlord elects to do so, Landlord may collect all proceeds from all losses and perform all repairs and restoration pursuant to Article XIV hereof, instead of Tenant. In determining Landlord's Share, the amount of any premiums for insurance paid for by a Space Tenant under a Transferred Lease who carries its own insurance and pays the premiums to the insurance company directly and the square footage of the space occupied by such Space Tenant shall both be excluded in determining Tenant's Share.

     Section 5.15. As to any Outlot which is at the date of this Lease being leased to a subtenant under an Outlot Lease and which Outlot Lease is not a Transferred Lease which Outlot Lease permits the subtenant to obtain and provide its lessor thereunder with insurance that differs from the requirements of this Article V, Tenant shall not be in default so long as the subtenant of the Outlot provides the insurance coverage called for by the Outlot Lease and Tenant diligently enforces its rights against the subtenant to comply with its Outlot Lease.

                     As to any Outlot Lease which is a
Transferred Lease or any Outlot which Landlord has developed or caused to be developed and Landlord is the lessor under the Outlot Lease, Tenant shall not be required to provide the insurance under this Article V, and Landlord may or may not at its option provide the casualty insurance, but shall provide the commercial general liability insurance.

                           ARTICLE VI
         Use of Demised Premises; Use of Common Areas

     Section 6.01. All the provisions contained in this Article VI shall be subject to any restrictions or limitations or covenants contained in any Existing Mortgages, Covenants, agreements, Underlying Leases and other leases, Space Leases and other subleases, licenses or REAs or in any other documents of record, or in any documents to which Tenant is a party or by which Tenant is bound, and also shall be subject to all zoning laws and other laws; provided, however, Tenant may, if it is able to do so, obtain a waiver or variance of any prior restriction or limitation imposed by any of the foregoing. Subject to the foregoing, Tenant may continue to use the Demised Premises for conduct of a "Venture" department store business where Tenant is at the date hereof using a Venture Building for such purpose; and where at the date hereof there are Existing Leases, Tenant may continue to permit the tenants under those Existing Leases to conduct their businesses in accordance therewith; and if Tenant ceases operating its Venture Store or the tenant under an Existing Lease ceases operating its business, the Demised Premises may be used for any lawful retail use (it being understood that retail use may include retail sales or retail services or a combination of the two such uses and may entail a portion of the premises to be used for storage or stockroom for merchandise being sold at the store). In addition, except as stated in the next following sentence, Tenant shall have the right at any time during the term of this Lease to close its business operations at the Demised Premises and Tenant has no duty to Landlord to stay open for business to the public either as a Venture Store or anything else. However, if an Underlying Lease, a Space Lease, or REA or any Covenant, or any other document by which Tenant is bound, obligates Tenant to stay open, continuously operate its business or prohibits Tenant from ceasing business operations or leaving actual occupancy of the Demised Premises or any part thereof, Tenant hereby agrees to faithfully comply and perform such obligations, and this shall apply as well to any case where Tenant is not so obligated but pursuant to such documents its ceasing operation would cause Landlord to be subject to a purchase option by a third party or a forfeiture of Landlord's interest to any extent or impose any monetary obligation or damages on Landlord; or if any Existing Lease, REA, Covenant or other document confers a remedy on the holder thereof in the event Tenant ceases operations in the Venture Building (such as an abatement of rent, right to terminate, etc.), then Tenant shall fully compensate Landlord to the extent Landlord sustains any loss or damage resulting from Tenant's cessation of operations. Tenant shall have the right to divide the space in each building of the Demised Premises into different (i.e., separate) spaces provided
(1) Landlord is notified of Tenant's intention to do so and (2) the Venture Building occupied by Venture at the date of this Lease must always consist of at least one, undivided storeroom in size equal to 50% or more of the gross size of the Venture Building now existing at the date of this Lease (the "Reduced Venture Building") which shall only be used and occupied as a retail store. The remainder of the former Venture Building may be converted or adapted to be used for retail, services business (i.e., the 50% or less), warehousing or storage or offices (hereinafter referred to as "Space Conversion"). Tenant shall not use the Demised Premises for any other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant will not use or permit to be used any part of the Demised Premises for any unlawful, dangerous, noxious or offensive trade or business and will not cause or allow any nuisance on the Demised Premises. Tenant assumes the risk of any law, ordinance, rule or regulation either now in effect or hereafter enacted or in any document as of the date of this Lease applying to the Demised Premises which prohibits or limits Tenant's contemplated use of the Demised Premises. Landlord shall have no liability or responsibility in connection therewith, and the existence of such law, ordinance, rule or regulation or provision in any such document shall not permit Tenant to surrender this Lease or relieve Tenant to any extent from its obligation to pay the full Basic Rent and other Rent payable under this Lease or from any of its other obligations under this Lease.

       Section 6.02. Landlord grants to Tenant (for the benefit of Tenant, its employees, agents, invitees, licensees and customers), in common with Landlord, Landlord's employees, agents, invitees, licensees and customers, and all others granted such rights by Landlord in Shopping Centers that include Landlord Buildings, throughout the Lease Term the non-exclusive right and privilege to use, for the purposes for which they are intended, all Common Areas as they are constituted from time to time during the Lease Term, including the parking areas and sidewalks within the boundaries of the Shopping Centers on which the Demised Premises are situated, and also all other common areas neither owned or leased by Landlord nor part of the Shopping Centers, but which Landlord now or in the future is permitted to use, if any, adjoining the Shopping Centers by reason of rights Landlord holds under REAs. The rights hereby granted with regard to the Common Areas shall constitute rights appurtenant to the Demised Premises. Tenant agrees Landlord may change the design or layout, reduce or enlarge the size or alter the Common Areas in exercising Landlord's right to develop Outlots or Vacant Areas, subject to Tenant's consent which Tenant agrees it will not unreasonably withhold or delay, and agrees that any dispute as to its reasonableness may at Landlord's option be determined by arbitration. (See also
Section 15.04 hereof.)

                        ARTICLE VII
        Surrender and Right to Remove Trade Fixtures

     Section 7.01. On the last day of the term or on any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises pursuant to Article XX hereof, or upon surrender due to termination of an Underlying Lease, Tenant shall surrender to Landlord the Demised Premises in good and safe order, condition and repair, reasonable wear and tear excepted, free and clear of all occupants, liens and encumbrances, and in compliance with the Underlying Leases to the extent such leases apply to the premises being surrendered, excepting matters that are of record at the date of this Lease and any other matters which Landlord causes to be placed against the title, or which Landlord consents to in writing to be placed of record against the title after the date of this Lease.

     Section 7.02. Any of Tenant's Trade Fixtures may be removed provided, however, that the removal of any of Tenant's Trade Fixtures by persons or entities having a security interest therein and who are entitled by law to remove such Tenant's Trade Fixtures for purposes of taking possession thereof shall be only permitted provided Tenant first undertakes directly to Landlord to be responsible for any damage and for restoration of the Demised Premises resulting from exercise of its rights and Tenant gives Landlord security or assurances satisfactory to Landlord for such purposes. In any case Tenant shall with due diligence, and without expense to Landlord, cause any part of the Demised Premises damaged by any removal of Tenant's Trade Fixtures, inventory or other personal property to be promptly repaired and restored. It is understood that the fixtures and equipment at the Distribution Center are not Tenant's Trade Fixtures in this Lease, and therefore this Section 7.02 does not grant Tenant the right to remove them; nor shall Landlord's waiver in Section 7.04 apply to them.

     Section 7.03. Any of Tenant's Trade Fixtures, inventory or other personal property which shall remain on the Demised Premises for thirty days after the termination of this Lease may, at the option of Landlord, be deemed to have been abandoned by Tenant and may, at Tenant's expense, either be retained by Landlord as its property or be disposed of without accountability to Tenant in such manner as Landlord may see fit.

     Section 7.04. Landlord hereby waives its right, if any, to a lien on or distraint on any Tenant's Trade Fixtures, inventory or other personal property of Tenant to the rights of any seller or lessor of Trade Fixtures or lender who holds a security interest in Tenant's Trade Fixtures, inventory or other personal property of Tenant. Landlord shall deliver to Tenant, if requested, a written confirmation in favor of such seller, lessor or lender provided the form of the waiver is satisfactory to Landlord in its reasonable judgment.

     Section 7.05. The provisions of this Article shall survive the expiration or termination of this Lease.

                         ARTICLE VIII
         Landlord's Right to Perform Tenant's Covenants

     Section 8.01. In addition to any other rights and remedies available to Landlord, and not in substitution or derogation thereof, if Tenant any time fails to make any payment or perform any act on its part to be made or performed within the time permitted by this Lease, then, after the occurrence of an Event of Default after thirty days' written notice to Tenant (or in case of emergency which would result in imminent danger to persons or property or other like circumstances, on such shorter notice or without notice, as in each such case is reasonable under the circumstances) without waiving or releasing Tenant from any obligation and without assuming any liability to Tenant or anyone else, Landlord may (but shall not be required to) make such payment or perform such act on Tenant's part. Landlord may enter the Demised Premises for such purpose and take all actions as may be necessary or appropriate.

     Section 8.02. All payments, costs and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon at the lower of either the rate of 12-3/4% per annum or the maximum legal rate permitted by applicable law, accruing from the respective dates of Landlord's making of each such payment or incurring of each such cost or expense) shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. As to failure to comply with the insurance provisions in this Lease, Landlord shall not be limited, in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance required by this Lease, to the amount of the insurance premiums not paid or incurred by Tenant and which would have been payable upon obtaining such insurance, but Landlord shall also be entitled to recover as damages the uninsured amount of any loss (to the extent of any deficiency in the amount of type of insurance coverage required by the provisions of this Lease), and the damages, costs and expenses of suit, including attorneys' fees, suffered or incurred by reason of damage to, or destruction of, the Demised Premises, occurring during any period during which Tenant shall have failed or neglected to provide insurance as aforesaid.

                         ARTICLE IX
         Compliance With Laws and Insurance Policies

     Section 9.01. Tenant, at its sole cost and expense, subject to Section 9.02 hereof, shall promptly comply, and cause its tenants and subtenants to comply (provided, however, tenants or subtenants occupying portions of the Demised Premises on Outlots shall not be required to carry the insurance Tenant is required to carry, but shall only be required to carry commercially reasonable insurance), with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards, and officers, and shall comply with and observe the provisions of all of Tenant's insurance policies and the companies issuing such policies and will require all tenants or subtenants to so comply, and shall comply with any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, foreseen or unforeseen, ordinary as well as extraordinary, including, without limitation, Environmental Laws, the Americans with Disabilities Act (collectively referred to as "Requirements"), which may be applicable to the Demised Premises, or to the Common Areas so long as Tenant is the Responsible Party or any part thereof, including the buildings, the parking lot, sidewalks, curbs, tunnels and vaults of the Demised Premises or to the use or manner of use of the property of the owners, tenants or occupants thereof, whether or not such Requirement shall necessitate structural changes or improvements, or the removal of any encroachments or projections on or over the streets adjacent to the Demised Premises or the Shopping Center, or on or over other property contiguous or adjacent to the Demised Premises or the Shopping Center, provided, however, it is understood that if the necessity to make a change or addition to the Demised Premises is required solely because Tenant is conducting some kind of activity and Tenant chooses to cease such activity, which then obviates Tenant's need to do the change or addition, Tenant may cease the activity and thus comply with such law.

     Section 9.02. Provided no Event of Default exists, Tenant shall have the right to contest by appropriate proceedings diligently conducted in good faith, without cost or expense to Landlord, the validity or application of any Requirements. If compliance with any such Requirement may legally be delayed pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against the Demised Premises or Tenant's interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, or jeopardizing Landlord's interest in the Demised Premises for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding provided that (i) Tenant first furnishes to Landlord security, satisfactory in from and amount to Landlord, against such fine, lien, charge or civil liability, and (ii) Tenant shall be solely responsible for payment of such fine, lien, charge or civil liability and shall indemnify, defend and hold Landlord harmless with respect thereto. Landlord shall not be required to join in any proceedings referred to in this Section unless the applicable law requires such proceedings be brought in the name of Landlord, in which event Landlord shall join in the proceedings or permit the same to be brought in its name if Tenant shall pay all expenses in connection therewith. However, Landlord also shall have the right to contest the validity or application of any Requirements.

     Section 9.03. Tenant, at its expense, shall promptly and diligently comply with , observe and perform a not violate any Underlying Leases, other leases, Space Leases and other subleases, Covenants, agreements and other instruments, whether or not of record, which affect at the date of this Lease or which in the future Tenant agrees shall affect the Demised Premises or the Shopping Centers or any part thereof or which affect the use, operation or maintenance thereof, including, without limitation, complying with all REAs (including making such payments and performing such acts or refraining from such acts as are required and which are required to be paid, performed or omitted from doing whether by Landlord or Tenant under the REAs), licenses, concession agreements, and all covenants and agreements with respect to maintaining and repairing the Demised Premises and so long as Tenant is the Responsible Party the Common Areas and operating or maintaining automobile parking, malls, landscaping and walkways; provided, however, as to any Space Leases which constitute a Transferred Lease or a Space Lease which Landlord enters into with a tenant or subtenant after the date of this Lease, applying to space in Landlord's Buildings or to an Outlot, Tenant shall not be responsible to comply with the Underlying Lease or to perform the Landlord's duties under such Space Lease.

     Section 9.04. Unless Tenant is contesting the Requirements pursuant to Section 9.02, Tenant agrees to furnish Landlord within ten days after Landlord's written request therefor such permits, orders, certificates or other documents as might be reasonably requested by Landlord to evidence compliance with Requirements applicable to the Demised Premises.

                         ARTICLE X
           Mechanics' Liens; Other Liens; Mortgages

     Section 10.01. Subject to the provisions in Section 10.04 hereof, Tenant shall not permit to remain, and shall promptly discharge, at its cost and expense, all liens (including perfected liens, liens which have been filed of record and any other kind of liens caused by Tenant or Tenant's tenants or subtenants), encumbrances and charges (other than created by Landlord) upon the Demised Premises or any part thereof, whether for furnishing labor, materials or services to improve the Demised Premises at the request of Tenant or Tenant's tenants or subtenants and including any and all such liens, encumbrances or charges whether placed, asserted, filed or claimed, or whether the work, labor or services were furnished, prior to the date of this Lease or during the term of this Lease. Further, Tenant shall not permit to remain, and shall promptly discharge, at its cost and expense, all such liens, encumbrances and charges filed against the Shopping Centers or any part thereof arising out of any act or omission or request for services, labor or material by Tenant of Tenant's subtenants or anyone claiming or acting by, through or under Tenant. Provided no Event of Default exists under this Lease, Tenant shall have the right to contest the validity or amount of any lien or claimed lien so long as it acts promptly in good faith and continues with due diligence, but only if Tenant first gives to Landlord such security as Landlord reasonably requires to assure payment thereof and prevent any sale, foreclosure or forfeiture of the Demised Premises or any portion thereof by reason of such nonpayment. The guaranty or assurance of a title company satisfactory to Landlord or bonding of the lien by Tenant for twice the amount of the lien shall be satisfactory security, provided Landlord is satisfied the assurance or bond will be sufficient to cover the lien plus interest thereon and Landlord's legal fees. On final determination of the claim for lien, Tenant shall immediately pay any judgment rendered with all costs and charges and shall have the lien released or judgment satisfied at Tenant's own expense, and if Tenant shall fail to do so, Landlord may at its option pay any such final judgment and clear the Demised Premises therefrom. If Tenant shall fail to contest with due diligence the validity or amount of any such lien or claimed lien or remove the lien, or fail to give Landlord security as hereinabove provided, all within thirty (30) days after notice, Landlord may, but shall not be required to, contest the validity or amount of any such lien or claimed lien, or settle or compromise the same without inquiring into the validity of the claim or the reasonableness of the amount thereof.

     Section 10.02. If any lien is filed against the Demised Premises or any action affecting the title thereto be commenced, including all such that arise out of facts or circumstances occurring prior to the date of this Lease or during the term of this Lease, or any such lien is filed against the Shopping Centers or any part thereof, Tenant shall give to Landlord written notice thereof as soon as notice of such lien or action comes to the knowledge of Tenant and Tenant agrees to defend and indemnify Landlord against all damages, losses, expenses, costs and claims arising as a result of such lien or action, unless such lien is caused by Landlord's or Landlord's tenants' action or activities.

     Section 10.03. Tenant agrees to give prompt notice to Landlord of the commencement of any work or alteration or improvement on the Demised Premises to cost in excess of $250,000 in the aggregate with regard to one project or with regard to all projects to be commenced within one year of the commencement of construction of all the others, and Tenant hereby grants to Landlord the right to post notices of non-responsibility on the Demised Premises and record verified copies thereof in connection with all work of any kind upon the Demised Premises.

     Section 10.04. At the date of this Lease, there exist one or more certain mortgage liens on the Demised Premises or the Shopping Centers or portions thereof ("Existing Mortgages").
One of such mortgages is held by Principal Mutual Life Insurance Company. Tenant hereby agrees, with the one exception stated at the end of this sentence, to perform and observe all the covenants and provisions contained in the Existing Mortgages or other loan documents held by Principal Mutual Life Insurance Company in connection with its Existing Mortgage, and, if there are any other Existing Mortgages held by any other person or entity in connection with that person's or entity's Existing Mortgage, excepting the payment of the interest or principal of said Existing Mortgages, which interest and principal Landlord agrees to pay.

     Section 10.05. Tenant shall not mortgage or otherwise encumber either (i) its interest in this Lease, or (ii) its interest in the Demised Premises or any portion thereof, or
(iii) its interest in any Space Lease, Outlot Lease or any other lease or sublease of the Demised Premises.

                          ARTICLE XI
             Repairs and Maintenance; Common Area
             Maintenance and Common Area Charges

     Section 11.01. Tenant agrees, without cost to Landlord, to take good care of the entire Demised Premises, and in addition shall take good care of the Common Areas so long as Tenant is the Responsible Party and each and every part thereof (whether on, below or above the surface), including, without limitation, the Improvements (including, without limitation, the roofs, foundations, walls, heating, ventilating and air conditioning systems, plumbing, electric and other utility systems, windows and doors and their frames and apparatus, floors, storefronts, signs and landscaping thereof), the sidewalks, curbs, roadways, parking areas and fences, and Tenant agrees to keep all of the same in good, clean and safe order and condition, and shall promptly, at Tenant's own cost and expense, make all repairs, fix all potholes, resurface parking areas when necessary, all whether interior and exterior, structural and nonstructural, ordinary as well as extraordinary, foreseen as well as unforeseen, in order to keep the Demised Premises and the Common Area in good repair, good condition, safe, clean and sanitary condition, provided, however, if under another agreement, lease, license or an REA a third party (e.g. the fee owner of a Leasehold Property or the owner of an adjacent shopping center) is obligated to care for the parking areas or the other areas, Tenant need not do so, provided Tenant diligently and promptly and in good faith enforces the obligation of the third party to do so and Tenant does so in case of a default by such third party. When used in this Article or elsewhere in this Lease, the word "repairs" shall include replacements when needed, but Tenant may repair an item rather than replace it if repairing it will serve to keep the item running properly and in good order. All such repairs (including replacements) made by Tenant shall be at least equal in quality and class to the original work.

     Section 11.02. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises or with respect to the Common Areas so long as Tenant is the Responsible Party, or spend any money, Tenant hereby assuming the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management and carrying charges of the Demised Premises and subject to being entitled to Landlord's Common Area charges, the Common Area of the Shopping Centers. Tenant expressly waives any right to make repairs at the expense of Landlord which might be provided for in any law now or hereafter in effect. As to those portions of the Demised Premises occupied by another tenant or subtenant under an Existing Lease which is a Collateral Lease, Tenant shall use diligent efforts promptly and in good faith to cause such tenants or subtenants to comply with its maintenance and repair obligations.

       Section 11.03. Except where a third party, such as an adjacent property owner pursuant to an REA performs CAM tasks, or except if pursuant to Section 11.12 Landlord elects to perform the CAM tasks, Tenant agrees that from and after the date of this Lease and throughout the Lease Term, Tenant shall be the Responsible Party and assumes responsibility for maintenance, repair and replacement, and the payment of all costs relating thereto of the Common Areas located on or serving each and all of the Shopping Centers (such tasks herein referred to collectively, the "CAM"), all in compliance with this Lease and in accordance with customary standards for comparable shopping centers in the area in which the Shopping Center is located. So long as Tenant is the Responsible Party, then Landlord, in the manner hereinafter provided, agrees to reimburse to Tenant either by payment or by crediting Tenant against the next due installments of Basic Rent, during the Term of this Lease, Landlord's Share of the CAM Costs with respect to each of the Shopping Centers ("Landlord's Common Area Charge"). The Responsible Party shall perform common area maintenance and repairs and other duties with respect to any adjoining property to the extent that the owner of the Shopping Center is required to do so under any REA, and any costs incurred, to the extent not reimbursed by other parties, shall be included in CAM Costs.

       Without limiting the foregoing, the expression "CAM Costs" shall include, but not be limited to, the total of all costs and expenses actually incurred for, and in connection with, the operating, repair, service, maintenance, repairs or replacements, of lighting facilities, all portions of the Common Areas, and allocated to the calendar year on the cash method of accounting. Any capital expenditure which would exceed $25,000 for any one Shopping Center in any twelve month period shall be amortized over their useful life and only such amortized portion shall be included in CAM Costs each year regardless who is the Responsible Party. Such CAM Costs shall include, without limitation, the following: the amortizing amount of the capital expenditures just referred to, charges for electricity for lighting of the Common Areas; the cost of repairing, maintaining, replacing and operating the Common Areas, including electrical and storm sewer systems; the cost of commercial general liability insurance for the Common Areas; the wages of non-management personnel employed in cleaning sidewalks and parking areas, removal of snow, ice and trash and similar work; fixing of potholes, resurfacing and/or repaving the parking lot drives and entrances and exits; repairing and/or replacing sidewalks; cost of general supplies and materials consumed in the maintenance and operation of the Common Areas; the cost of maintaining and/or replacing landscaping in the Common Areas, cutting and feeding grass and shrubs and caring for and replacing landscaping when required with similar landscaping; the cost of rental of machinery and equipment used in operation and maintenance; carrying general liability and property damage insurance with respect to elements of the Common Areas; wages of non-management personnel employed as security personnel and parking attendants; the cost of miscellaneous repairs to the Common Areas and to signs; compliance with government Requirements with respect to the Common Areas; and payments, if any, to adjacent owners under REAs for the privilege of using that owner's access or areas or for common area maintenance performed by such adjacent owner. Neither Tenant nor Landlord in performing the duties of the Responsible Party shall be entitled to any fee or charge from the other for its administrative, home office or overhead services or expenses. The Responsible Party shall have the right to contract out to independent contractors all or any aspect of the work or services. With respect to insurance premiums to be included in CAM Costs, if any insurance for the Common Areas is carried by a blanket policy, the premiums to be included in CAM Costs in which Landlord is to share shall be calculated on the premiums actually paid for the entire blanket policy coverage for all the properties (including those, if any, which are not Shopping Centers) divided by the aggregate square feet of buildings situated on all of the properties covered by the blanket policy in order to obtain a per square feet premium cost, which then would be applied to the number of square feet in Landlord's Buildings to determine Landlord's Share, or in the Demised Premises to determine Tenant's Share, as the case may be, as to any particular Shopping Center. Notwithstanding the above, Landlord shall have the right from time to time to elect to have either Landlord or Tenant provide commercial general liability insurance for the Common Areas but until further notice, Landlord hereby directs Tenant to carry such commercial general liability insurance for the Common Area. In the event Landlord does not elect to have Tenant provide commercial general liability insurance for the Common Area, Landlord shall procure and maintain such commercial general liability insurance for the Common Area whereupon Tenant shall share in the cost and expense to Landlord for obtaining and carrying such insurance to the extent of Tenant's Share. Notwithstanding any provision contained in this Lease to the contrary, the party responsible for carrying general liability insurance shall also carry insurance coverage for owned, hired and non-owned automobiles.

       Section 11.04. In doing any construction at a Shopping Center, Landlord and Tenant agree that they will use their reasonable efforts to cause such activities to be conducted in a manner that will minimize interference with the other's business operations and with the business operations of other tenants.

       Section 11.05. Notwithstanding anything in this Lease to the contrary, if Landlord, in connection with the construction of any future Landlord's Building, or Tenant, in connection with the construction of any expansion of the Demised Premises if permitted by Landlord, as the case may be, paves previously unpaved areas to enlarge the parking field or undertakes other capital improvements to the Common Areas, to the extent that such paving or capital improvements are required solely as a result of the construction of such future permitted Landlord's Building, or permitted expansion of a Demised Premises, such cost shall be borne by the constructing party, and the same shall not be deemed a part of CAM, except when and to the extent such improvements become part of the Common Areas, CAM shall apply. In addition, Tenant shall not include as a CAM Cost any expenditures for traffic control personnel or similar functions without first obtaining Landlord's prior written consent.

       Section 11.06. The Responsible Party shall have the right to promulgate and enforce reasonable rules and regulations governing the conduct of customers and invitees in their use of the Common Areas in the Shopping Centers, so long as such rules and regulations are applied and enforced uniformly and without discrimination, and do not increase Landlord's or Tenant's obligations or burdens or require the expenditure of any money by Landlord or Tenant. As part of CAM, the Responsible Party will clear the snow and ice and trash from in front of all vacant storerooms in the Shopping Centers (even if the vacant storerooms are in the part of the Shopping Center not within the Demised Premises) including the sidewalks so long as such storerooms remain vacant; but Tenant shall not be required to clean snow, ice or trash from the sidewalks in front of storerooms in the Shopping Centers that are leased to and occupied by other tenants unless the Space Leases (including Outlot Leases) require the Landlord thereunder to perform same (in which case Tenant shall perform same unless Landlord is the Responsible Party).

       Section 11.07. It is agreed that if there are no Landlord's Buildings in a Shopping Center, 100% of the CAM Costs for such Shopping Center shall be borne and paid for by Tenant without reimbursement from Landlord, and until such time as there shall exist Landlord's Buildings in such Shopping Center, Tenant shall bear and pay 100% of the CAM Costs for that Shopping Center without receiving from Landlord any share or any other reimbursement.

       Section 11.08. Starting on the date of this Lease (prorated for a partial month at the beginning, if any), and throughout the remainder of the Lease Term, the non-Responsible Party agrees to reimburse each month to the Responsible Party for all the Shopping Centers its share of CAM, the amount based on the square foot of Floor Area of the Demised Premises or Landlord's Buildings, as the case may be, in all the Shopping Centers; provided, however, that this clause shall not apply if there are no Landlord's Buildings in a Shopping Center. The non-Responsible Party shall remit to the Responsible Party this amount which represents the non-Responsible Party's contribution to the cost of maintenance and operation of the Common Areas on a monthly basis as billed throughout the Lease Term and any renewals thereof.

       Within ninety (90) days after the end of each calendar year, the Responsible Party shall furnish the non-Responsible Party with an annual statement in reasonable detail of the Responsible Party's actual outlays for CAM Costs during said year, and if said statement shows that the aggregate of the non-Responsible Party's monthly payments theretofore paid by the non-Responsible Party during such year was less than such Party's Share, the non-Responsible Party shall pay the balance due to the Responsible Party (without interest) within thirty
(30) days after receipt of said statement; and if the statement shows that said aggregate exceeds the non-Responsible Party's Share, the Responsible Party with delivery of said statement shall refund a payment (without interest) for the excess. Landlord may pay Landlord's Share or credit Tenant against the next due installments of Basic Rent. The Responsible Party shall furnish the non-Responsible Party with copies of all invoices, paid receipts and other backup documents, and the non-Responsible Party shall have the right at that party's expense to audit the Responsible Party's records regarding CAM Costs for the Shopping Centers at reasonable times and on reasonable advance prior notice for twelve months.

       Section 11.09. Notwithstanding any provision to the contrary, in the Shopping Centers where there are Landlord's Buildings it is agreed that sewer, water, electric, gas or other similar utility lines, pipes, wires, equipment, facilities, apparatus or systems which are located outside of Landlord's Buildings or outside of the Demised Premises and which serve exclusively either Landlord's Buildings or the Demised Premises, as the case may be(hereinafter referred to collectively as "Outside Utility Apparatus") shall not be the responsibility of the Responsible Party as part of CAM, but shall be the responsibility of the party whose building is exclusively served, so that Landlord or its tenants in Landlord's Buildings (if the Outside Utility Apparatus services Landlord's Buildings exclusively) shall be solely responsible, or Tenant (if the Outside Utility Apparatus services the Demised Premises exclusively) shall be solely responsible from the point where such Outside Utility Apparatus services either the Demised Premises exclusively or Landlord's Buildings exclusively (as the case may be), notwithstanding that such Outside Utility Apparatus is located in the Common Areas. CAM Costs shall not include (i) Landlord's cost of any utility or other service, if any, separately sold by Landlord to Tenant or other tenants,
(ii) costs incurred by Landlord or Tenant for alterations, if any, for other tenants, (iii) depreciation of the Shopping Center buildings or components, and (iv) debt service or indebtedness of Landlord or Tenant. If such Outside Utility Apparatus services the Demised Premises and Landlord's Buildings through common lines, such Outside Utility Apparatus shall be the responsibility of the Responsible Party as a part of CAM Costs. Further, if any Outside Utility Apparatus is added to the Shopping Center after the date of this Lease by either Landlord or Tenant for the purpose of servicing either Landlord's Buildings or any of the Demised Premises exclusively (as the case may be), the cost of the initial construction and installation and of the subsequent maintenance, repair and replacement thereof shall be borne by the party (i.e. either Landlord or Tenant) whose building is serviced exclusively. So, for an example, if Landlord desires to rent a portion of Landlord's Building to a laundromat tenant, and Landlord causes a new or oversized water line to be installed in the Common Areas to service that store exclusively (and not the Demised Premises in any way), Landlord shall bear all the expenses, as just mentioned (and the same shall apply to Tenant).
Conversely, as a further example, if Tenant installs a larger electric transformer outside its Store, which except for the fact that it services the Demised Premises exclusively would constitute part of the Common Areas, such costs and expenses shall be borne solely by Tenant. However, any installation or construction of Common Area improvements which serve both the Landlord's Buildings and the Demised Premises or which serve the Common Areas which is necessitated by applicable laws, rules, regulations or orders of the governmental agencies having jurisdiction, shall be deemed to be part of CAM Costs.

           Section 11.10. Landlord agrees that Tenant shall enjoy, jointly and severally together with Landlord and others designated by Landlord, the access, parking, easement and right to receive services benefits that inure to the Landlord under all REAs, concerning such access, parking, easement rights or the right to receive services thereunder, including the right with respect to such matters to cure defaults of either the other party to the REA responsible for the common area maintenance or the owner of the remainder of the shopping center of which a Shopping Center is a part and the right to enforce performance of its (or their) obligations thereunder; provided, however, Landlord hereby reserves unto itself concurrently with Tenant the rights also of enforcement of all of the REAs, and also reserves unto itself together with Tenant all rights, privileges and benefits that are not of an access, parking, easement, or right to receive services nature; and further, Tenant shall not have the right, without Landlord's prior written consent which Landlord will not unreasonably withhold or delay, to modify or terminate any REA or the right to exercise any other rights thereunder; and further, Landlord shall not have the right to modify or terminate any REA without Tenant's prior written consent which Tenant agrees not to unreasonably withhold or delay; provided, however, if a REA affecting a Shopping Center and adjacent land requires that the owner of the adjacent land make payments to the lessee or operator of the Shopping Center for CAM Costs, then Landlord and Tenant shall cooperate to cause such payments to be made to the Responsible Party for that Shopping Center involved, and such Responsible
Party shall apply such payments first to pay CAM Costs for that Shopping Center, before Landlord and Tenant calculate their respective Landlord's Share and Tenant's Share out of the net.
Any excess of such payments by the adjacent landowner over and above the CAM Costs for that Shopping Center for the particular year involved shall be paid to Tenant and Landlord according to their respective Landlord's Share and Tenant's Share for that Shopping Center. If, with respect to a failure to maintain the Common Areas, Tenant cures a default or enforces performance by the other owner or other party in accordance with a REA and in doing so spends money, or in the event that at the time in question Tenant is performing the common area maintenance under that REA and the adjacent owner fails to pay its share of expenses, Landlord grants Tenant, to the extent granted under the REA, the right to collect reimbursement of Tenant's Share from the adjacent owner or the other party to said REA, provided, however, no offset against Landlord under this Lease shall be available to Tenant against Basic Rent, other Rent or any other charges. To the extent Tenant is entitled to reimbursement for such expenditures from the other owner or other party under the REA, Tenant, to the extent allowed by law, shall be subrogated to Landlord's rights (including the right, if necessary to bring suit, to sue in Landlord's name) to collect such amount (i.e. Tenant's Share), and in furtherance thereof, Landlord shall deliver to Tenant, on Tenant's reasonable request, an assignment or confirmation of rights of collection for such amount. If any REA applicable to a Shopping Center requires Landlord to exercise a renewal option in order to extend the term thereof prior to the expiration of the Term of this Lease as it applies to such Shopping Center, Landlord shall renew that REA.

       Section 11.11. In the event Tenant alone remains open on any Shopping Center at any time for business any time after 10:00 PM on any night on any day including Sunday and legal holidays or 11:00 PM from Thanksgiving to Christmas (hereinafter referred to as "After Hours"), then Tenant shall bear the cost of the entire electric bills for electricity used to light the Common Areas on that Shopping Center which are attributable to such After Hours. If more stores than just Tenant alone remain open on that Shopping Center, so that another store (or stores) remains open with Tenant for all or part of the After Hours time that Tenant remains open, then for the time Tenant remains open with the others, Tenant (instead of bearing the entire cost) will bear a share of the cost of the After Hours lighting in the same ratio that the square footage size of the building on the Demised Premises bears to the square footage of all of the stores on that Shopping Center that are open After Hours during the same time with Tenant. In the event Tenant does not remain open After Hours but other tenants on the Shopping Center remain open After Hours, then Tenant under this Master Lease shall not be responsible to pay any share of such After Hours lighting.
It is understood and agreed that parking lot lighting and other Common Area lighting customarily kept lit After Hours for security purposes or other similar purpose common to the benefit of the Shopping Center as a whole, even when no stores are open, shall be deemed to be part of the CAM Costs, and the foregoing After Hours provisions with respect to the tenants' sharing shall not relate to such lighting.

       Section 11.12. Notwithstanding any provision contained in this Lease to the contrary, Landlord shall have the right to cause Tenant to be the Responsible Party for any or all of the Shopping Centers. Tenant shall have the right to cancel Tenant's designation as the Responsible Party with respect to any or all of the Shopping Centers in which event Landlord shall become the Responsible Party , unless Landlord chooses not to be in which event the provisions of Section 11.13 shall apply.

       Section 11.13. In the event Landlord elects to become the Responsible Party, Landlord shall have the right to be the Responsible Party for and or all the Shopping Centers. Landlord may give Tenant at least 30 days advance written notice of such election and on the effective date of Landlord's assuming the role of Responsible Party, Landlord shall function as the Responsible Party in the same manner as otherwise called for in this Lease, and Tenant shall pay to Landlord Tenant's Share of CAM Costs. Thusly, the roles of manager of the Common Areas and passive contributor of the Common Area Charge, between Landlord and Tenant shall be reversed with respect to the Shopping Center as to which Landlord has so elected. Therefore, Tenant's annual proportionate share of CAM Costs shall be Tenant's Share. In the event Landlord thereafter shall commit a material default in performing the CAM and fails to cure within thirty days after receipt of written notice from Tenant, or Landlord elects not to be the Responsible Party and does not re-designate Tenant as the Responsible Party, then Landlord and Tenant immediately shall mutually agree upon an outside, experienced person, firm or corporation who will act as manager and perform such functions, and within fifteen days after notice Landlord shall designate an outside, experienced person, firm or corporation to act as manager and perform such functions, subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed. If Tenant shall not object to a manager designated by Landlord by giving written notice to Landlord within seven days following receipt of Landlord's notice to Tenant, it shall be deemed that Tenant shall have approved said manager. Landlord and Tenant each shall pay its respective Landlord's Share and Tenant's Share of CAM Costs, but in such case there shall be added to the CAM Costs the management fees charged by such manager. Tenant agrees that it shall always be responsible to fill any gap in time where there would be no Responsible Party until a person is found to assume such role. For example, if Landlord shall elect to dismiss Tenant as the Responsible Party, then until an outside manager assumes such role, if Landlord has elected not to be the Responsible Party, Tenant shall be the Responsible Party during such gap period, and any other like situations. In the event Tenant neglects or fails to perform any CAM on any occasion or occasions during the Lease Term while Tenant is the Responsible Party, Landlord may give advance written notice thereof to Tenant, and if Tenant does not correct the condition within the time stipulated in this Lease but in no event in less than thirty (30) days (except in an emergency), Landlord may itself correct the condition or cause the condition to be corrected, using outside contractors, if appropriate, and Tenant's Share of any costs and expenses incurred by Landlord together with interest thereon at the annual rate of 12-3/4% or the maximum rate permitted by applicable law, whichever is lower, shall be paid to Landlord by Tenant within thirty days from receipt of an invoice.

                       ARTICLE XII
          Right of Landlord to Inspect and Repair

     Section 12.01. Tenant will permit Landlord and its authorized agents and representatives to enter the Demised Premises at all reasonable times for the purpose of inspecting and, upon the occurrence of an Event of Default, making any necessary repairs and performing any other work that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work therein or thereon or Tenant's failure to commence the same after reasonable written notice from Landlord. Landlord will, so long as circumstances do not require other notice, give Tenant five days' advance written notice of Landlord's intention and having given Tenant opportunity for Tenant to do the repairs or the work, as provided in Article XX. If Landlord does the repairs or work, Landlord will use reasonable efforts to minimize interference with Tenant's business. Nothing shall imply any duty on Landlord's part to do any such work, and performance thereof by Landlord shall not constitute a waiver of Tenant's default in having failed to perform the same or an assumption of liability or obligation with respect thereto. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies or equipment into or through the Demised Premises during the course thereof and the obligations of Tenant under this Lease shall not be affected thereby. Nothing herein shall limit or change the provisions of
Article VIII hereof (Landlord's Right to Perform).

     Section 12.02. Landlord shall have the right to enter the Demised Premises at all reasonable times during usual business hours for the purpose of exhibiting the same to prospective purchasers, mortgagees or other persons. Landlord shall give Tenant reasonable advance prior written notice of such inspection, and shall not interfere with conduct of Tenant's business or be obtrusive in its visits.

                        ARTICLE XIII
                       Indemnifications

                         The indemnifications that follow in
the next two Sections shall apply to the extent the indemnify party is not covered and indemnified by insurance.

     Section 13.01. Excepting if caused solely by the negligence or willful acts of Landlord or its agents or employees, Tenant agrees to defend, indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from conduct or management of or from any work or thing whatsoever done in or about the Demised Premises and the Common Areas so long as Tenant is the Responsible Party, and will further indemnify and save Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising during the term of this Lease from any condition of any building, structure or improvement on the Demised Premises or the Common Areas so long as Tenant is the Responsible Party, or any street, curb or sidewalk adjoining the Demised Premises or the Common Areas so long as Tenant is the Responsible Party, or of any passageways or spaces therein or appurtenant thereto, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act of negligence of Tenant, or any of its agents, contractors, servants, employees, sublessees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease, in, on or about the Demised Premises or occurring in the Common Area of the Shopping Centers so long as Tenant is the Responsible Party, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred about any such claim or action or proceeding brought thereon; and in the event any action or proceeding be brought against Landlord, Tenant agrees to defend Landlord in such action or proceeding by counsel reasonably satisfactory to Landlord.

     Section 13.02. Excepting if caused solely by the negligence or willful acts of Tenant or its agents or employees, Landlord agrees to defend, indemnify and save harmless Tenant against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from conduct or management of or from any work or thing whatsoever done in or about Landlord's Buildings and so long as Landlord is the Responsible Party, the Common Areas, and will further indemnify and save Tenant harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising during the term of this Lease from any condition of any building, structure or improvement on Landlord's Building or, so long as Landlord is the Responsible Party, the Common Areas, or any street, curb or sidewalk adjoining Landlord's Building or the Common Areas so long as Landlord is the Responsible Party, or of any passageways or spaces in Landlord's Building, or arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or arising from any act of negligence of Landlord, or any of its agents, contractors, servants, employees, sublessees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease, in, on or about Landlord's Building or occurring in the Common Area of the Shopping Centers so long as Landlord is the Responsible Party, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred about any such claim or action or proceeding brought thereon; and in the event any action or proceeding be brought against Tenant, Landlord agrees to defend Tenant in such action or proceeding by counsel reasonably satisfactory to Tenant.

                       ARTICLE XIV
              Light, Heat and Power, etc.

     Section 14.01. Tenant agrees to pay, or cause to be paid, all charges which are incurred by Tenant, or which may be incurred by any tenant or subtenant, which might be a charge or lien against the Demised Premises or for which Landlord may be held liable or with respect to the Common Areas so long as Tenant is the Responsible Party, for any utility or service, including without limitation, gas, water, electricity, light, heat or power, telephone or other communication service installed, used, rendered or supplied upon or in connection with the Demised Premises, and Tenant agrees to defend, indemnify and save Landlord harmless from and against any liability or damages on such account. Tenant shall also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses or other authorizations required for the lawful and proper installation and maintenance upon the Demised Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service to and upon the Demised Premises. Landlord shall not be required to furnish any utilities or services; however, Landlord shall grant such utility easements as may be reasonably necessary for the operation of Tenant's business in the Demised Premises.

                           ARTICLE XV
           Changes, Alterations and New Construction

     Section 15.01. Except if expressly otherwise provided in this Lease, Tenant shall not demolish, raze or remove any Improvements or add any new buildings (see also Article XIX hereof). Tenant shall have the right at any time and from time to time during the term of this Lease to make, at its sole cost and expense, any (structural or non-structural) changes, additions and alterations (hereinafter collectively referred to as a "Change" or "Changes") to the Improvements which are part of the Demised Premises without Landlord's consent, provided Tenant complies with each of the following, which in all cases Tenant covenants to observe and perform:

         (a) No Change shall be undertaken until Tenant procures and has paid for all permits and authorizations of all government or departments or subdivisions having jurisdiction. Landlord shall join in the applications whenever necessary, provided Landlord incurs no liability or expense in connection therewith.

         (b) Any Change which constitutes either (i) a reduction of the square footage of a Venture Building,
     (ii) an expansion of the square footage of a Venture Building, or (iii) the razing of and new construction of a Venture Building shall not be in any of those instances commenced or done until Tenant shall have obtained Landlord's written approval which approval Landlord shall not unreasonably withhold, delay or condition on the payment of money to Landlord. It shall not be unreasonable for Landlord to deny consent if expansion would prevent or hinder any future development or construction of the Shopping Centers (including expansion of Landlord's Building or building on an Outlot by Landlord).

         (c)  Any Change shall, when completed, be of
     such a character as to neither reduce the value of the Venture Building or any other portion of the Demised Premises below its value immediately before such Change, nor change the configuration of any Venture Building so that there shall not exist at least a retail store comprising no less than 50% of the gross square feet size of the entire Venture Building with the remainder of the Venture Building (up to 50% of the entire Venture Building) used for retail sales or service, office or warehousing, nor impair the structural strength or structural integrity thereof; and if separate stores are created there shall be individual, separate, independent utilities (heating, air conditioning, toilets, electric meters, electrical and plumbing systems). Tenant is permitted to effectuate a Space Conversion (defined in Section 6.01) in compliance with Section 6.01 and this Section.

         (d)  Any Change shall be made promptly
     (Unavoidable Delays, as defined in Section 26.01, excepted) and in a good and workmanlike manner and in accordance with all applicable permits and authorizations and Requirements.

         (e)  Tenant shall comply with the provisions of
     Article X hereof, and shall satisfy Landlord that if the Change involves in the aggregate more than $250,000 cost that Tenant proves to Landlord it has the financial ability to pay for it so as to avoid mechanics' liens against the Demised Premises or any liability on Landlord's part in the event of non-payment, which may be by Tenant furnishing Landlord with a payment and completion bond in advance of the work. No payment and completion bond shall be required for any non-structural changes incidental to installing Trade Fixtures of the Venture Building.

         (f) During the period of construction of any Change in, to or of the Improvements, Tenant shall maintain or cause to be maintained the following insurance:

                          (1)  The commercial liability and
          property damage insurance provided for in Section
          5.02(a) for the mutual benefit of Landlord and Tenant as named insureds;

                          (2)  All-risk, including fire and any
          other applicable insurance provided for in Article V, which policy by endorsement, if not then covered, shall also insure any Change, under a broad form all risks builders' risk completed value form or equivalent thereof; and

                          (3)  Workers' compensation insurance
          covering all persons employed in connection with the work, with statutory limits as then required under the laws of the state in which the Demised Premises is situated.

     Section 15.02. Tenant shall have the right at any time and from time to time during the Term of this Lease, provided that no Event of Default exists, and provided Tenant complies with all Requirements and with all Underlying Leases, Covenants, Existing Mortgages, REAs, leases, subleases and other documents and instruments which may be applicable thereto:

          (a) to raze, demolish or remove Improvements located on an Outlot of which Tenant is the landlord under an Existing Lease to the occupant of the Outlot (if permitted under the lease of such Outlot), and to make, at Tenant's expense, Changes in and to the Improvements now or hereafter located on the Outlot covered by the Existing Leases of which Tenant is the landlord under a lease to the occupant of the Outlot so long as the parking available for the Venture Building on the Property is not reduced to below 5 spaces per 1,000 square feet of floor area in the Venture Building. This clause (a) applies only to Collateral Leases, and does not apply to Transferred Leases.

          (b) to construct or permit to be constructed on any Outlot parcel of which Tenant is the landlord under an Existing Lease to the occupant of the Outlot a building at Tenant's sole cost and expense, or at the cost and expense of the tenant of the Outlot parcel, so long as such building is constructed in compliance with the criteria set forth in Section 15.01(a), (d),
(e) and (f) for Changes. This clause (b) applies only to Collateral Leases and does not apply to Transferred Leases.

     Section 15.03. All changes, additions and alterations (other than Tenant's Trade Fixtures) to the Demised Premises and all restoration, repair and replacement of the Improvements pursuant to any of the provisions of this Lease (including, without limitation, Articles XV and XVI hereof) or otherwise shall immediately become and remain the property of Landlord without any compensation.

     Section 15.04. Subject to the provisions contained in Underling Leases, REAs, Covenants, and subject also to the provisions of Section 6.02 hereof, Landlord shall have the exclusive right without Tenant's consent to develop, build, construct, expand and maintain and lease and alter or raze any Outlot or alter, expand or raze any of Landlord's Buildings of which Landlord is the owner or which Landlord leases and is not leased to Tenant under this Lease at the time in question, and Landlord shall have the exclusive right to create, develop, construct and maintain new Outlots and buildings and improvements thereon. (See also the last sentence in Section
6.02 hereof.)  In performing any activities authorized by this
Section 15.04, Landlord shall comply with all Requirements and shall not impair the structural integrity of the Venture Building as a result of any construction and shall not unreasonably interfere with Tenant's business activities at the Shopping Center.

                           ARTICLE XVI
                   Destruction and Restoration

     Section 16.01. Subject to the provisions of Section 16.04 hereof, in case of any damage to or destruction of the Improvements which constitute the Demised Premises by fire or any other cause, Tenant, at Tenant's sole cost and expense, whether or not the insurance proceeds, if any, shall be sufficient for the purpose, and irrespective of the amount of any loss, shall restore, repair, replace, rebuild or alter the same (collectively referred to as "Restoration") as nearly as possible to their value, condition and character immediately prior to such damage or destruction or with such reasonable changes or reasonable alterations as may be desired by Tenant for sound business reasons, but in conformity with and subject to the conditions of Article XV. Such Restoration shall be commenced and prosecuted with due diligence in good faith.

          In case of damage to or destruction of any of the Improvements in the Shopping Centers by fire or other cause, Tenant shall promptly give written notice thereof to Landlord.

     Section 16.02.  All insurance money paid as provided in
Section 5.05 for damage or destruction, less the actual costs, fees and expenses, if any, incurred in connection with the adjustment of the loss, if an amount up to $150,000, shall be paid to Tenant, and if over $150,000, shall be paid to the Insurance Trustee, held in trust in all cases (including whether held by Tenant or over $150,000 and held by the Insurance Trustee), and applied to the payment of the cost of the aforesaid Restoration, including cost of demolition and temporary repairs and for the protection of property pending the completion of permanent Restoration paid out from time to time to Tenant or in accordance with its directions, as Restoration progresses on the written approval of Landlord and the written request of Tenant which shall be accompanied by the following:

              (a)  A duplicate original copy of all the
          construction contracts and all supporting documents relating to a request for money and certificate signed by Tenant's regular Vice President, dated not more than 30 days prior to such request, setting forth the following:

                       (1)  That the sum then requested either
          has been paid by Tenant, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the Restoration therein specified, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons in respect thereof, that no part of such expenditures has been or is being made the basis in any previous or then-pending request for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant, and that the sum then requested does not exceed the cost of the services and materials described in the certificate;

                        (2)  That, except for the amount, if
          any, stated in such certificate to be due for services or materials and except for any amount to be withheld pursuant to a directly related construction contract, there is no outstanding indebtedness known to Tenant, after due inquiry, which is then due and payable for labor, wages, materials, supplies or services in connection with such Restoration which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or similar lien upon such Restoration or upon Tenant's leasehold interest in the Demised Premises; and

                         (3)  That the cost, as estimated by
          Tenant, of the Restoration required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the insurance money, plus any amount deposited by Tenant to defray such cost and remaining in the hands of the recipient designated in Section 5.05 hereof after payment of the sum requested in such certificate.

         (b) If requested by Landlord, evidence reasonably satisfactory to Landlord to the effect that there has not been filed with respect to the Demised Premises or Tenant's leasehold interest any vendor's, mechanic's, laborer's, materialman's or other similar lien, which has not been discharged of record, except such as will be discharged by payment of the amount then requested.

     In the event that any such Restoration involves expenditures in excess of $250,000, the certificate required by paragraph (a) of this Section shall be a certificate signed by the architect or engineer in charge of the Restoration, selected by Tenant and reasonably satisfactory to Landlord.

     If the insurance money at the time held by the recipient designated by Section 5.05 hereof, less the actual costs, fees and expenses, if any, incurred by Landlord in connection with the adjustment of the loss, shall be insufficient in the reasonable judgment of Landlord to pay the entire cost of such restoration, Tenant shall pay the deficiency to said recipient, prior to commencement of construction, or, if construction is underway, prior to continuation of the construction and before the next requisition for insurance moneys need be honored.

     Upon the receipt by said recipient of satisfactory evidence, of the character required by the foregoing provisions of this Section 16.01, that the restoration has been fully completed and paid for in full and that there are no liens of the character referred to therein, and there is no Event of Default by Tenant under this Lease, any balance of the insurance money at the time held by said recipient shall be paid to Tenant, and if there is then existing an Event of Default, paid to Landlord to be applied to cure the Event of Default.

     Section 16.03. No destruction of, or damage to the Demised Premises or the Shopping Centers or any part thereof, by fire or any other cause shall permit Tenant to surrender this Lease or shall relieve Tenant from its obligations to pay the full Basic Rent and other Rent or relieve Tenant from any of its other obligations under this Lease; and to the extent not prohibited by applicable law, Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease or the Demised Premises or any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage.

     Section 16.04. With respect to buildings situated on an Outlot, if any exist, on a Property, the restoration of such Outlot buildings shall be performed as specified in the Outlot Lease; provided, however, Tenant shall not be obligated to rebuild or restore any Improvements on an Outlot which is a Transferred Lease or if the Outlot Lease is a Collateral Lease and does not require restoration or rebuilding, but in any case, Landlord shall be entitled to receive all the insurance proceeds for the full replacement cost from the insurance company for the loss or damage of the Improvements on the Outlot if the Outlot constituted one of Landlord's Buildings or if the Outlot Lease was a Collateral Lease and Tenant does not restore or rebuild. Tenant will use reasonable commercial efforts to enforce the Outlot Leases to compel the tenant or subtenant to restore if the Outlot Lease so provides. If restoration is not required to be performed, or if required but Landlord waives such requirement, Tenant, at its expense, agrees to promptly raze the damaged building and other improvements on the Outlot and pave it for parking, landscaping or other appropriate use, so that the former Outlot is integrated aesthetically with the Property.

     Section 16.05. In the event any of Landlord's Buildings is damaged or destroyed by casualty, and if Landlord does not restore the building, Landlord shall promptly clear all debris remaining from the damage and either repair and put the remaining building in a sightly condition or raze the building remains and keep the area of the former building sightly at its own expense.

                         ARTICLE XVII
                        Quiet Enjoyment

     Section 17.01. Landlord agrees that, upon paying the Rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be observed and kept, Tenant shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by Landlord, subject, however, to the provisions of this Lease and to all matters which now affect the Demised Premises including, without limitation, the Underlying Leases, the Existing Mortgages and all matters affecting title to the Demised Premises, whether or not of record, and the rights and interests of persons and tenants in possession.

                       ARTICLE XVIII
                       Eminent Domain

     Section 18.01. In the event that a Property or Properties or any portion thereof shall be taken in condemnation proceedings or by exercise of any right of eminent domain or by agreement between Landlord and Tenant and those authorized to exercise such right (hereinafter referred to as "condemnation proceedings" or a "taking"), Landlord shall be entitled to collect from any condemnor the entire compensation that may be awarded in any such proceedings for the Property or Properties so taken, including without limitation, the fee title (as to Fee Title Properties), the Improvements, Landlord's reversion and all leasehold interests, without deduction therefrom for any estate hereby vested in or owned by Tenant or any estate vested in any other tenant or subtenant, subject, however, to the rights of Tenant as set forth in this Article. Tenant agrees to execute any and all further documents that may be required in order to facilitate collection by Landlord of any and all such awards.

     Section 18.02. If at any time during the term of this Lease there shall be a total taking (as hereinafter defined) of all of a portion of the Demised Premises situated on a particular Shopping Center, then this Lease shall terminate and expire only with respect to the particular portion of the Demised Premises so taken on the date of surrender of possession to the condemning authority of the particular portion of the Demised Premises on that Property so taken as a result of such total taking. In the event this Lease terminates as to a particular portion of the Demised Premises on that Property as the result of a total taking, Tenant shall continue to pay in full the Rent hereunder and, shall in all other respects, keep, observe and perform all the terms, covenants, agreements, provisions, conditions and limitations of this Lease to be kept, observed and performed by Tenant until the date of such surrender. Thereafter, that particular portion of the Demised Premises shall be deleted from this Lease and not be a part of the Demised Premises and the annual Basic Rent shall be reduced in an amount equal to the product obtained by multiplying the amount of the Net Award received by Landlord by 12-3/4 percent; but in no event, however, shall the annual Basic Rent be reduced by an amount greater than $200,000 per year during the Initial Term or $400,000 during an Extended Term; and this Lease shall remain in full force and effect as to the remaining portions of the Demised Premises. As used herein "total taking" shall mean
(a) a taking of the whole of the demised Premises on that single, individual Property, or (b) a taking of less than the whole of the Demised Premises on that single, individual Property, but, the taking is of such a substantial part of that Property which that it results in the portion of the Demised Premises on that Property remaining after such taking (even if Restoration were made) being economically infeasible for the use of that particular portion of the Demised Premises on that Property. A taking of a portion or portions of areas of a single, individual Property being utilized for parking purposes shall not constitute a total taking unless there is taken 20% or more of the area of the Land area of that particular Property which is used or useable for parking and Landlord does not provide an adequate alternative parking area or facility for such use (including areas to which a REA, if any, applies).

     Section 18.03. In the event of a total taking affecting one or more of the Properties as aforesaid, then and in such event the proceeds of the entire award for such taking which are left after paying all legal fees and other expert fees and other expenses of collection and after the Overlandlord receives the proceeds, if any, to which it is entitled ("Net Award") shall be paid to Landlord as Landlord's property, and Tenant shall not be entitled to any portion of the award for the value of Tenant's leasehold interest in the Property taken or otherwise.

     No claim or demand of any kind shall be made by Tenant against Landlord or against an Overlandlord or the condemning authority or any other party by reason of such termination or taking.

     Section 18.04. If at any time during the term of this Lease there shall be a taking of only a part of a particular Property which is not a total taking as defined in Section 18.02 hereof (which said taking is hereinafter called a "Partial Taking"), this Lease shall not terminate as to such Demised Premises on that Property and Tenant shall promptly, except for Unavoidable Delays, in compliance with the provisions of Article XVI of this Lease, repair any damage to the Demised Premises or the Property resulting from such partial taking, and of the Improvements so damaged so as to render the same as nearly as possible a complete and satisfactory architectural unit of the same type and class immediately preceding such taking, unless Landlord elects as to Landlord's Buildings not to restore or replace Landlord's Buildings, as stated in clause (b) of this
Section 18.04.

          In the event of a Partial Taking as aforesaid, as compensation for the respective interests of Landlord and Tenant taken as aforesaid the Net Award, subject to the Underlying Leases and Existing Mortgages, shall be allocated, applied and distributed as follows and in the following order of priority:

         (a)  So much thereof as shall be reasonably
     necessary to repair any damage to the Property, or any part thereof, resulting from such Partial Taking, and to demolish, alter, restore, replace or repair the portion of the Improvements so damaged so as to render the same as nearly as possible a complete and satisfactory architectural unit of the same type and class immediately preceding such Partial Taking as provided above, shall be made available to Tenant for the purposes aforesaid substantially in the same manner and subject to the same conditions as those set forth in Article XVI hereof with respect to insurance proceeds and other moneys, and

         (b) Landlord shall be entitled to retain the entire remainder of the Net Award as compensation for its interest in the Property thus taken.

In the event the cost of said repairs, demolitions, alterations, restoration, replacement or rebuilding of the Demised Premises shall exceed the award, Tenant shall pay the deficiency. Landlord shall not be obligated to restore or replace or have Tenant restore or replace any Landlord's Buildings unless Landlord elects to do so, but to the extent Landlord receives and retains the Net Award Landlord shall restore or rebuild the Common Areas remaining after the taking.

     Notwithstanding the event of a Partial Taking, the Basic Rent payable in the amounts as provided in Sections 3.01 and
25.02 shall continue and shall not be suspended, waived, diminished or reduced or the payment thereof interrupted, delayed or deferred, excepting that if Landlord shall actually receive and retain as its own funds any remainder of the Net Award pursuant to clause (a) or, remaining after Landlord spends money to restore Landlord's Buildings, retained pursuant to clause (b) above, the annual Basic Rent shall be reduced in an amount equal to the product obtained by multiplying by 12-3/4 percent the amount of the Net Award actually received and retained by Landlord, if any, after Landlord has applied and distributed the net award for the repair of the remaining Property in accordance with clause (a) in Section 18.04.

     Section 18.05.  In the event of any dispute between
Landlord and Tenant as to whether a total taking within the meaning of this Lease shall have occurred (including an assertion by Tenant that is has the right to terminate this Lease as to the particular Property affected pursuant to Section
18.02, clause (b) therein), or as to the amount of the Restoration fund, such matters shall be determined by arbitration as provided in Article XXI of this Lease.

     Section 18.06. If all or any portion of the Demised Premises is taken by the exercise of the right of eminent domain for governmental occupancy for a limited period for less than the term then remaining ("Temporary Taking"), this Lease will not terminate and Tenant will continue to perform all of Tenant's obligations as though such taking had not occurred (except to the extent that Tenant is prevented from doing so by reason of such taking; provided, in no event will Tenant be excused from the payment of Rent and all other charges required to be paid by Tenant under this Lease). In the event of such Temporary Taking, Tenant will be entitled to receive the entire amount of any award made for such taking (whether paid by way of damages, rent or otherwise) and Landlord hereby assigns such award to Tenant, unless the period of governmental occupancy extends beyond the end of the Lease Term, in which case the award will be equitably apportioned between Landlord and Tenant. To the extent possible, Tenant agrees to restore the Improvements to the condition which existed prior to such Temporary Taking at Tenant's expense at the termination of any such governmental occupancy.

     Section 18.07 Nothing herein contained shall prevent Tenant from maintaining or prosecuting its own independent action in such condemnation proceeding for a separate damage award for the value of any Tenant's Trade Fixtures and other removable personal property or for relocation expenses and damages for interruption of Tenant's business; provided, however, that no such award to Tenant shall reduce, affect or compromise the amount of Landlord's award pursuant to Section
18.01 or 18.03, which shall have priority, and if it would reduce Landlord's benefits and compensation for the fee title, if any, of Landlord or the leasehold value, Tenant shall not make such claim for those damages.

                         ARTICLE XIX
       Assignments and Subleases; Leasehold Properties;
         Space Leases, Outlot Leases and Vacant Areas

     Section 19.01.  All the provisions contained in this
Article XIX shall be subject to Underlying Leases, Existing Mortgages, Covenants, restrictions or limitations or covenants contained in any agreements, leases, subleases, licenses, REAs or any other documents of record or in any documents to which Tenant is a party or is bound, and shall be also subject to all laws. Without the prior written consent of Landlord, Tenant may, subject, however, to each and every provision of this Lease, sublet all or any portion of the Demised Premises. In conjunction with a permitted subletting for which Tenant has entered into a signed sublease, Tenant may divide any Venture Buildings into different storerooms, but Tenant shall not subdivide any Venture Building into different stores or storerooms to the extent and degree whereby at all times and after all subdivisions have been done at least 50% of the gross square feet of the original size of the Venture Building (i.e. when the Building was first built and occupied as a "Venture" department store) does not remain as one storeroom designed for retail use. Tenant may in any or all of the Venture Buildings enter into agreements for concessions and licenses relating to uses and purposes consistent with the permitted uses applicable to the space permitted under Article VI. Any sublease entered into by Tenant must provide for a commercially reasonable fixed, basic rent payable monthly; any dispute on the issue of whether the rent is at a commercially reasonable value shall be determined by arbitration.

     Tenant may assign or transfer its entire interest in this Lease (but not less than its entire interest) without Landlord's consent. However, Tenant shall always remain fully and primarily liable under this Lease notwithstanding any assignment, and the assigned Lease shall not derogate from the fact or operate to change the fact that every Property affected by Tenant's assignment remains covered by this Lease, a single, unitary Lease covering all the Properties.

     No sale, assignment or transfer of this Lease by Tenant shall be effective until there shall have been delivered to Landlord a duplicate original of such assignment containing an agreement, in recordable form, executed by the assignor and the proposed assignee whereby such assignee assumes the Lease and the assignee shall agree, expressly for the benefit of Landlord, to keep and perform and be bound, subject to the foregoing, by each and all of the covenants, conditions, restrictions and provisions in this Lease contained on the part of Tenant, and any such sale, assignment or transfer shall be subject to each and all of such covenants, conditions, restrictions and provisions. Any purported sublease, sale, assignment or transfer by Tenant which is not in conformity with the terms of this Lease shall be void and of no force or effect whatsoever.

     Section 19.02. Tenant agrees that each sublease entered into by Tenant during the Lease Term will contain a provision whereby the subtenant, at option of Landlord, agrees to attorn to Landlord in the event of the termination of this Lease whether such subtenant holds a non-disturbance agreement or not. Within thirty days after written demand, but not more often than four times each year, Tenant will furnish to Landlord a schedule, certified as correct by Tenant, setting forth all leases and subleases then in effect including the names of the tenants thereunder, a description of the sublet demised premises and the amount of annual rent and other payments (with a copy of the lease, if requested) payable by each tenant thereunder. It is understood that Landlord's consent or Tenant's right to sublet shall neither (expressly or by implication) obligate Landlord to grant any non-disturbance rights to the subtenant, or any other rights from Landlord to the subtenant, except as expressly stated in this Lease, nor grant the subtenant any right of possession, use or occupancy for a term lasting beyond the end of the term of this Lease (whether it ends by effluxion or early termination), except as otherwise agreed to in a non-disturbance agreement given to such subtenant, if any, nor grant the subtenant any rights to awards in eminent domain or other moneys beyond the Tenant's rights relating to such awards under this Lease, and such subleases shall be subject and subordinate to and the subtenant bound by this Lease.

     Section 19.03. (a) As to certain Existing Leases covering portions of the Shopping Centers, which are in effect at the date of this Lease and which have been assigned by Tenant to Landlord by unconditional assignments of leases contemporaneously with the making of this Lease and each such assignment dated the same date as this Lease (herein sometimes referred to as "Transferred Leases"), Tenant (as landlord thereunder) has assigned its entire interest in those leases unconditionally to Landlord. As to all the other Existing Leases covering other portions of the Shopping Centers at the date of this Lease (herein sometimes referred to as "Collateral Leases"), Tenant has assigned those leases to Landlord pursuant to collateral assignments of leases, as additional security to Landlord for Tenant's liability under this Lease. Tenant will assign also to Landlord, as additional security to Landlord for Tenant's liability under this Lease, its interest as landlord under all future subleases hereafter entered into by Tenant and all such future subleases shall also be "Collateral Leases" under this Lease; the assignments to be used, both the unconditional and conditional, shall be prepared by Landlord's attorney, subject to Tenant's reasonable approval.

                  (b)  Intending for Landlord to retain the
security interest in the Collateral Leases described in Section 19.03(a) and without relinquishing, diminishing or impairing such security interest in and to the Collateral Leases, Tenant hereby assumes and agrees to perform and observe the landlord's obligations under each and all the Collateral Leases and agrees to defend, indemnify Landlord and hold Landlord harmless from and against all liabilities and obligations relating to or arising out of all of the Collateral Leases and any and all future subleases entered into by Tenant, and Tenant shall have all the liabilities and obligations as the landlord arising out of said Collateral Leases and said future subleases, including, without limitation, all brokerage commissions or fees, if any, associated with any of said Collateral Leases or future subleases. If an Event of Default under the Lease occurs and is continuing, Landlord shall have the right immediately to receive and retain the rent, issues and profits from the Collateral Leases and shall apply same (after deducting costs of collection) towards curing Tenant's default, but any collection of rent shall not be deemed to be a recognition or non-disturbance agreement in favor of the tenant or subtenant.

                  (c)  Landlord and Tenant will, upon signing
this Lease and thereafter from time to time, cause the appropriate UCC-1 and UCC-3 Financing Statements to be signed and filed and re-filed to perfect the lien and maintain the priority of the collateral assignment of the Collateral Leases. Tenant will execute and deliver a separate instrument of collateral assignment prepared by Landlord's lawyer, if requested by Landlord, for each Collateral Lease as well as for each Transferred Lease.

     Section 19.04 If a proposed subtenant desires a non-disturbance agreement from Landlord as a prerequisite to entering into the sublease, Tenant shall notify Landlord in writing accompanied by the proposed sublease and information regarding the proposed subtenant, its business, operations and financial condition, and any Changes, new structures or other alterations or improvements as may be proposed and other information Landlord reasonably requests. Landlord shall not be obligated to grant a non-disturbance agreement with respect to a sublease of all or any portion of a Venture Building or all or any portion of the rest of any Land (other than an Outlot, which is dealt with in Section 19.05), except if each and all the following conditions precedent are satisfied:

           (i) the proposed sublease form shall contain commercially reasonable terms and shall provide for the subtenant to pay a fixed, basic rent (separate from the additional rent payments such as for common area maintenance, taxes and insurance and the like) equivalent to the fair rental value then prevailing in the city or town where the Property is located, and the proposed sublease, in addition to meeting the requirements just mentioned, shall be a net lease and shall contain and be on terms, provisions and conditions at least as favorable to Landlord as contained in this Lease including, without limitation the foregoing, and also the provisions contained in Section 27.06; to determine what is fair rental value, all money or other consideration, if any, (such as a lump sum payment) to be paid by or on behalf of the tenant in addition to fixed, basic rent (hereinafter referred to as the "Gross Premium") shall be divided by the number of years in the initial term of the lease (without counting renewal options) and the resultant number (hereinafter called the "Annual Premium") shall be added to the annual fixed, basic rent, and it shall be an irrebuttable presumption that the total of the fixed, basic rent stated in the lease plus the Annual Premium is the fair rental value, and either the lease shall be amended to provide that the tenant shall pay the higher annual fixed, basic rent (which includes the Annual Premium), or Landlord shall be paid the entire Gross Premium in which case the lease need not be amended; and this Gross Premium formula and the presumption shall apply to Sec. 19.05(i) as well; and

            (ii)  the subtenant's proposed use of the
     sublet space shall be a permitted use under this Lease;
     and

            (iii) the proposed subtenant shall have a net worth of at least $50,000,000; and

            (iv)  any proposed Change, new structure or
     other change or alteration shall comply in all respects with this Lease; and

            (v) the sublease shall be absolutely "net" to the landlord thereunder and shall provide in addition to said fixed, basic rent that the subtenant's payments of Impositions and insurance premiums and payments toward all repairs and maintenance of the Property and other Rent shall not be less than a proportionate share based on the ratio of the subtenant's building's square footage to the square footage of the entire buildings (including the subtenant's building's square footage) on the property where the subtenant's building is situated, and that no payments or rent will be paid more than one month in advance, and the sublease shall provide that modification or cancellation of the sublease without Landlord's prior written consent shall not be binding on Landlord; and

            (vi)   the sublease shall be expressly subject
     and subordinate to this Lease and the length of the entire term of the sublease including options will not extend beyond August 31, 2052 and the subtenant thereunder shall agree to be bound, as to the space demised under the sublease, by all the provisions of this Lease (other than the provisions of this Lease which make this Lease a unitary Lease and other than the Rent payments provided for in this Lease); and

            (vii)   the subleased premises shall be for
     50,000 square feet or more and the shape thereof shall be rectangular with same width in frontage as in rear; and

          (viii) Tenant shall pay Landlord's attorneys' fees for review of Tenant's documents, negotiations, if any, and other services in regard to such subletting.

     If both the subtenant and the sublease meet all of the foregoing conditions, Landlord shall provide the proposed subtenant with a subordination, non-disturbance agreement in the form attached as Exhibit C.

     If Tenant enters into a sublease, and whether or not Landlord's consent is required with respect thereto, Tenant shall deliver to Landlord an executed counterpart of such sublease or any subsequent amendments or modifications thereof, within thirty days after Tenant entered into such sublease, amendment or modification.

     Section 19.05. As to a subtenant of an Existing Lease to whom Tenant has prior to the date of this Lease subleased an Outlot on any Property where such Outlot is permitted under this Lease, Landlord shall enter into a subordination, non-disturbance agreement with such subtenant in the form of attached Exhibit C provided all of the following listed conditions precedent are satisfied: Landlord shall not be obligated to grant a non-disturbance agreement with respect to a sublease of all or any portion of an outlot, except if:

           (i)  the sublease form contains commercially
     reasonable terms and shall provide for the subtenant to pay a fixed, basic rent (separate from the additional rent payments such as for common area maintenance, taxes and insurance and the like) equivalent to the fair rental value then prevailing in the city or town where the Property is located (see Gross Premium formula method in Sec. 19.04(i) hereof, which shall apply in this Section
     19.05 also), and the Existing Lease, in addition to meeting the requirements just mentioned, is a net lease and contains terms, provisions and conditions at least as favorable to Landlord as contained in this Lease including, without limitation, the foregoing and also the provisions contained in Section 27.06; and

           (ii) the subtenant's proposed use of the sublet space shall be a permitted use under this Lease; and

           (iii) the subtenant has a net worth of at least
     $5,000,000; and

           (iv) any proposed Change, new structure or other change or alteration shall comply in all respects with this Lease; and

           (v) the sublease shall be absolutely "net" to the landlord thereunder and the subtenant is totally responsible at its expense for all cleaning, repairs, replacements and maintenance of the Outlot and the Improvements thereon, and the subtenant is responsible to pay all the Impositions, taxes and assessments and insurance and other costs, fees, charges and expenses attributable to the Outlot and the Improvements and Trade Fixtures and the business conducted thereon, and the subtenant agrees that no rent or other payments will be paid to the sublandlord or anyone else for a period more than one month in advance, and the sublease states that modification or cancellation of the sublease without Landlord's prior written consent shall not be binding on Landlord; and

           (vi) the sublease shall be expressly subject and subordinate to this Lease and the length of the entire term of the sublease including options will not extend beyond August 31, 2052 and none of the provisions of the subtenant's lease violates this Lease and the subtenant thereunder shall agree to be bound, as to the area or space demised under the sublease, by all the provisions of this Lease (other than the provisions which make this Lease a Unitary Lease and other than the Rent payments provided for in this Lease); and

           (vii) Tenant pays Landlord's attorneys' fees for review of documents, negotiations, if any, and other services in regard to such subletting or subordination, non-disturbance agreement.

     If both the subtenant and the sublease meet all of the foregoing conditions, Landlord shall enter into, with the tenant of the Existing Outlot Lease and Tenant herein, with a non-disturbance agreement in the form attached as Exhibit C.

Section 19.06.  The following provisions in this Section
19.06 shall apply specifically to each of those Properties which is a Leasehold Property, and shall apply, regardless whether after the date of this Lease the owner of the fee title of a Leasehold Property changes, that is, regardless of the identity of the Overlandlord. Because this Lease is a sublease as to each of the Properties which is a Leasehold Property, these following provisions numbers (1) through (15) inclusive shall be applicable only to a Leasehold Property; not applying to any Fee Title Property. The following provisions are in addition to the other provisions of this Lease which apply to all of the Properties, including the Leasehold Properties, and these following provisions shall not substitute for or replace the other provisions in this Lease, except to the extent the following provisions conflict with the other provisions in this Lease, in which case these following provisions shall govern as to a Leasehold Property:

    (1) No Leasehold Property shall be used or occupied, or permitted or suffered to be used or occupied, by Landlord or Tenant or any party claiming by or through Landlord or Tenant for any use, purpose or activity which is not permitted by the Underlying Lease for such Leasehold Property.

    (2) Tenant, insofar as applicable to the Demised
Premises, and Landlord insofar as applicable to Landlord's Buildings, shall at its sole expense, (i) comply with the Underlying Leases, and with all applicable legal requirements pursuant to the Underlying Leases, and (ii) shall comply pursuant to the Underlying Leases with the requirements of all policies of insurance of whatsoever nature which Landlord or Tenant is required to maintain pursuant to the Underlying Leases.

    (3) Tenant acknowledges that this Lease, and Tenant's and Landlord's occupancy on a Leasehold Property, are subject to and subordinate to the Underlying Leases. Tenant agrees that the terms, covenants, provisions and conditions of the Underlying Leases applying to Landlord as the tenant thereunder, to the extent said Underlying Leases apply to the Demised Premises, shall apply directly to Tenant, and Tenant hereby does and shall assume and perform fully all the duties, obligations, liabilities and undertakings of Landlord as the tenant under each and all of the Underlying Leases, including, without limitation, as additional rent under this Lease, payment of all the fixed, basic rents and additional rents and other payments to be made pursuant to the Underlying Leases, whether arising before or on or after the date of this Lease even though the Underlying Lease may cover both Demised Premises and Landlord's Buildings, such payments to be made to Landlord at the same time as Basic Rent and shall be paid by Tenant in addition to the Base Rents and shall be made by wire transfer of immediately available Federal funds in the bank account designated by Landlord. In the event of any inconsistency between the terms, covenants, provisions and conditions of any such Underlying Lease and the terms, covenants, provisions and conditions of this Lease as applies to the Demised Premises or, so long as Tenant is the Responsible Party, as applies to Common Areas, on a Leasehold Property, in that the Underlying Lease imposes an obligation or liability on the tenant thereunder (and therefore on Tenant under this Lease by virtue of Tenant's assumption thereof) which is stricter or broader or more onerous or not covered by this Lease, then, even though the subject matter may be one which is the same in both the Underlying Lease and this Lease, the terms, covenants, provisions and conditions of the Underlying Lease with respect to such obligation or liability shall control and be complied with by Tenant except if expressly stated in this Lease otherwise.

     Tenant and Landlord each agrees that it will not do, or cause or suffer to be done, any act (whether of commission or omission) which would result in a breach of or default under any term, covenant, provision or condition of any Underlying Lease.

     Tenant agrees to furnish reports of sales and all other data which Tenant is obligated to furnish the Overlandlord under the Underlying Leases.

    (4) Except if specifically and expressly stated otherwise in this Lease, Landlord shall have no responsibility or liability to provide any services to Tenant with respect to either the Demised Premises, or for performing any of the duties, obligations, liabilities or undertakings of any landlord or tenant under any Underlying Lease as it applies to the Demised Premises or to the Shopping Center. Landlord agrees, however, that in cases where Landlord's cooperation is necessary to enforce rights of the tenant under any of the Underlying Leases, Landlord will use its reasonable efforts to cause the Overlandlords to perform their duties, obligations, liabilities and undertakings thereunder, provided Tenant agrees to and does bear the expense and reimburse Landlord for any and all expenses including experts and attorneys' fees incurred by Landlord in connection therewith. To the extent that to do so does not prejudice or impair the rights and remedies intended to be enjoyed by Landlord under this Lease and does not in any manner or to any degree increase the duties, obligations, liabilities or undertakings of Landlord and does not modify or terminate an Underlying Lease, Landlord agrees to otherwise cooperate with Tenant so that all of the rights and benefits of the Underlying Leases intended to be enjoyed by the prime tenants thereunder shall be available to Tenant, except Tenant shall not have or enjoy any options to cancel or terminate an Underlying Lease, or surrender the premises covered by an Underlying Lease, or to renew or to extend an Underlying Lease, or to purchase the fee title, or to exercise rights of first refusal, or have any rights to encumber, assign or sublet the interest of the tenant under the Underlying Leases, or rights to build additional buildings. Apart from assisting Tenant, at Tenant's full cost and expense and without expense to Landlord, there shall be no effect on this Lease, no liability imposed on Landlord and no adverse circumstances to Landlord for Tenant's or Landlord's failure to obtain any non-disturbance agreement from the Overlandlord for any reason; Landlord not covenanting or warranting Landlord's or Tenant's ability to obtain such agreement or that Landlord itself will become a party to such agreement if one can be obtained.

    (5) In addition to other indemnification provisions by Tenant in this Lease, and not in limitation thereof, Tenant hereby agrees to and shall defend, indemnify and save Landlord (in its capacity as tenant under the Underlying Leases and assumer of the Underlying Leases only) harmless from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including experts' and attorney's fees), arising before or on or after the date of this Lease, that may be based on or asserted or alleged to be based on any breach by Tenant of any term, covenant, provision or condition of any Underlying Lease.

     (6) In the event of any damage or destruction, or in the event of any taking as a result of or in lieu of condemnation or eminent domain of all or part of any Leasehold Property, the terms, covenants, provisions and conditions of the Underlying Lease for such Leasehold Property shall not be the controlling instrument as between Landlord and Tenant, but the provisions of this Lease relating to such event shall control exclusively between Landlord and Tenant; that is, insofar as Landlord or Tenant is not prevented by the terms of the Underlying Lease or the consequences of the casualty or the taking arising out of the provisions of the Underlying Leases or Existing Mortgages applicable to the casualty event, and Landlord is able to carry out the terms of this Lease in such cases. Landlord shall not be required to assign any of Landlord's rights as tenant under, or to pay over any amounts to Tenant received by Landlord pursuant to, any of the Underlying Leases by reason of any award or other payment relating to such damage, destruction or taking.

    (7) Landlord shall not modify any Underlying Lease without Tenant's consent, which Tenant agrees not to unreasonably deny or delay. Landlord shall not voluntarily terminate such Underlying Lease for any reason without Tenant's written consent. If Landlord defaults under an Underlying Lease, then Tenant (upon reasonable advance written notice to Landlord and Landlord's Mortgagee, unless the Underlying Lease is in imminent danger of termination, in which case notice that is feasible under the circumstances shall be given to Landlord and said Mortgagee) may cure such default if after the notice Landlord fails to take steps to effect such cure, and if Tenant validly cures on Landlord's behalf Tenant may offset reasonable cure expenses against the Base Rent payable to Landlord under this Lease.

    (8) Subject to clause (4) of this Section 19.06, the performance by Overlandlord of Overlandlord's obligations in accordance with any of the Underlying Leases, shall, for all purposes, be accepted by Tenant, and shall be deemed to be the performance of such obligations by Landlord under the provisions of such Underlying Lease and also under this Lease to the extent the obligations are the same, and in such case Tenant shall neither look to Landlord for performance of such obligations nor seek to hold Landlord liable for performance of such obligations or for the manner of performance of such obligations or for any default in performance or non-performance of such obligations;

    (9) Whenever, by reason of Tenant's assumption of all the obligations contained in an Underlying Lease as provided in clauses (2) and (3) of this Section or otherwise, any provision of the Underlying Lease requires the tenant thereunder to make any payment of any money, including, without limitation, the fixed, base rent payable thereunder, or requires such tenant to take any action within a certain period of time (whether with or without notice), then, notwithstanding that a provision in this Lease calls for such payment to be made or action to be taken at a different time, Tenant shall make such payment to Landlord or take such action, as the case may be, within the time specified in the Underlying Lease; and if such payment or taking such action is required to be paid or done within a specified time period after notice or receipt of an invoice, then upon such notice or upon receipt of such invoice, Tenant shall make such payment or take such action, as the case may be, no later than ten days prior to last day of such time period (excluding, however, installments of fixed, base rent under the Underlying Leases which upon receiving such payments from Tenant shall be paid by Landlord to the Overlandlord pursuant to the Underlying Lease, Tenant being obligated to pay to Landlord in this Lease, as additional rent, an amount which always shall equal the fixed, base rent and other rent payments and money payments payable under the Underlying Lease;

    (10) Whenever any provision of an Underlying Lease requires the Overlandlord to give notice or submit an invoice to the tenant thereunder and Landlord has received such notice or invoice but Tenant has not been given such notice or invoice by the Overlandlord directly, then Landlord shall notify Tenant by sending Tenant a copy of said notice or invoice. Such notification by Landlord to Tenant of said Overlandlord's notice or invoice shall for all purposes hereunder be deemed timely given if sent to Tenant within five business days after receipt by Landlord of the notice from Overlandlord;

    (11) Whenever any provision of an Underlying Lease requires the tenant under the Underlying Lease to obtain the Overlandlord's consent for any purpose, including obtaining consent prior to the undertaking of an act or proposed act, and Tenant desires such consent, such provision shall for all purposes hereunder be deemed to require the prior written consent of both Overlandlord and Landlord; provided, however, if Landlord is willing to consent, Landlord, at Tenant's expense, shall cooperate to a reasonable extent with Tenant to obtain the Overlandlord's consent provided Tenant pays all Landlord's expenses in Landlord's extending such cooperation; and

    (12) In the event Tenant contends that Overlandlord is not observing, complying with or performing its obligations under the Underlying Lease (thereby perhaps contending that Landlord has similarly failed to observe, comply with or perform its obligations under this Lease), or that the other party to an REA is not observing, complying with or performing its obligations under the REA, Tenant shall have the right to notify Landlord of a default of the Overlandlord or the REA Party, as the case maybe, which notice shall specify the nature of such default. Landlord shall not be in default. Within five (5) business days after its receipt of such notice, Landlord shall give written notice to Overlandlord (in the manner required by the Underlying Lease), which notice shall specify the nature of such claimed default in the same manner as was specified in Tenant's notice to Landlord. Landlord further agrees to extend assistance to and cooperate with Tenant in order to effectuate a cure of any alleged default, provided that all costs and expenses in connection therewith are borne by Tenant. If Tenant shall have given written notice to Landlord of such default by the Overlandlord or the REA Party, as aforesaid, and if the Underlying Lease allows withholding of such payments from the landlord under the Underlying Lease and if Landlord consents in writing, Tenant shall also have the right to have Landlord withhold payments of that portion of the Base Rent payable to the Overlandlord which is payable by Landlord at that time under the Underlying Lease in accordance with the applicable provision, if any, of the Underlying Lease allowing such withholding of rent, provided, however, if Landlord then withholds such Underlying Lease rent, Tenant agrees to defend, indemnify and hold Landlord harmless from and against any and all loss, cost, expense or liability as a result of the giving of such notice of default to Overlandlord by Landlord, the curing of such default by Tenant and the withholding of rent under the Underlying Lease. Without limiting the generality of the foregoing indemnity, it is expressly understood and agreed that in the event the Underlying Lease is lawfully terminated by Overlandlord as a result of proceedings arising out of the operation of the provisions of this clause and the Overlandlord claims against Landlord damages that Landlord is liable for the loss of Overlandlord's rent, Tenant shall indemnify Landlord from and against and shall be liable to Landlord for all the damages that Landlord is liable for to Overlandlord.

     (13)  With respect to the Demised Premises,
Tenant, and with respect to the Landlord Buildings, Landlord, shall each respectively comply with or cause the same to be in compliance with all obligations of the tenant under the Underlying Lease.

     (14) If any provision in this Lease is the same as a provision in the Underlying Lease, then if in legal or arbitration proceedings between Landlord and Tenant there is an interpretation or construction of that provision in the Underlying Lease by a Court or by an arbitrator or arbitrators, that will be the interpretation or construction that will apply to that same provision in this Lease.

     (15) Whenever in this Lease rights or privileges are granted to Landlord or Tenant with respect to any matter or thing, such rights or privileges shall be exercisable by the Landlord insofar as the same are not inconsistent with, or in violation of, the terms, covenants and conditions of the Underlying Lease with respect to the same matter or thing and the terms, rights and privileges granted to the Landlord and Tenant herein, but where the rights and privileges granted by the Underlying Lease to the tenant thereunder exceed the rights and privileges granted in this Lease to Landlord or Tenant, then Landlord or Tenant shall exercise such rights and privileges only to the extent expressly permitted herein if the result of exercising the greater rights or privileges in the Underlying Lease would be detrimental to the other party hereto.

     Section 19.07. At any time, and from time to time, during the Lease Term, Landlord shall have the option to elect (i) to acquire from Tenant an unconditional assignment of Tenant's interest in any one or more Space Leases and Outlot Leases which at the time are Collateral Leases (i.e. to convert them from Collateral Leases into Transferred Leases); or (ii) to develop then as yet unimproved Outlot areas or then vacant storerooms of the Shopping Center (including any vacant storerooms which are at that time part of the Demised Premises, subject to the special provisions in the next following paragraph relating to the case where the Vacant Storeroom was a Venture Store), to build for Outlot Leases or Space Leases intended to be entered into by Landlord with future occupants thereof (such unimproved Outlot areas or being called herein "Vacant Areas" and such vacant storerooms being called herein "Vacant Storerooms"). Landlord may exercise its option by notifying Tenant that Landlord desires to receive such assignments or that Landlord desires to take over and develop Vacant Areas, in each case as designated by Landlord. Landlord will establish the date for consummation of the transaction. Landlord's attorney shall prepare the assignment form. Tenant will execute and deliver the assignments to Landlord. Tenant agrees to obtain an estoppel certificate from the tenant whose Space Lease or Outlot Lease is to be assigned, if such be the case. The estoppel certificate shall be addressed to and run in favor of both Tenant and Landlord. The form shall be the form of estoppel certificate Landlord desires or else the form the Space Lease or Outlot Lease subtenant is obligated to deliver pursuant to its sublease if Landlord had asked Tenant to obtain a different form but Tenant was unable to obtain it. Tenant will use its best efforts to obtain the estoppel certificates. When obtained, Landlord shall receive the original estoppel certificate, and will have opportunity to review it. If Landlord is not satisfied with the certificate, Landlord may withdraw its notification to receive the assignment, in which case the Space Lease or Outlot Lease will continue to be held by Landlord as a Collateral Lease.

     In the event the Vacant Storeroom consists of a storeroom in all or part of the Venture Building that was occupied by Venture which became vacated because Venture ceased operating the Venture Store as a Venture discount department store, that space shall not be deemed to be a Vacant Storeroom (as used in Section 19.07 above) until it has remained vacant and unused for a retail store by Venture or by a subtenant or assignee of Venture for a period of 360 days (the "Vacancy Period"), at which time the space will be deemed to be a Vacant Storeroom. Then, at any time after the Vacancy Period, Landlord shall have the right, by giving Venture at least 45 days written notice, to terminate this Lease as it applies to that Vacant Storeroom solely. Landlord's notice shall specify the termination date, which shall not be more than sixty (60) days after the date of the termination notice, and Venture shall surrender and deliver vacant and exclusive possession of that Vacant Storeroom to Landlord in physical condition in accordance with the applicable provisions of this Lease, and from and after the date of such surrender, that Vacant Storeroom shall be deemed no longer a part of the Demised Premises and Tenant shall have no further obligations to pay the additional rent under this Lease as applies to that storeroom, consisting of the payment of fixed, basic rent or other payments to the Overlandlord (if that Vacant Storeroom was located on a Leasehold Property), the CAM Charges, the insurance, or the Impositions applicable to that storeroom; nor shall the other provisions of this Lease placing obligations on Tenant with regard to the Demised Premises be applicable with respect to that Vacant Storeroom, except the following provision shall survive: from and after the date that Landlord starts receiving rent from a tenant who occupies all or any part of the Vacant Storeroom (the "Rent Payment Date"), with whom Landlord has entered into a lease ("Replacement Tenant"), Tenant shall be entitled to a reduction of the Basic Rent under this Lease equal to the annual Net Cash Flow as described in Section 19.07 hereof, with the same force and effect as if, as of the Rent Payment Date, Tenant itself had entered into a lease with the Replacement Tenant and on the Rent Payment Date that lease had become a Collateral Lease and on that date Landlord had received an assignment of that Collateral Lease, thereby converting it into a Transferred Lease. The Rent Payment Date must commence not later than two hundred and seventy (270) days after the termination date set forth in the termination notice.

     It is agreed that if Landlord desires to develop a Vacant Area or Vacant Areas or add buildings in Shopping Centers or expand existing buildings in the Shopping Centers, Landlord shall have the exclusive right to do so. Tenant shall not have any right to develop Vacant Areas, expand the Demised Premises or build additional buildings. Tenant agrees to keep Landlord informed of all areas that constitute Vacant Storerooms from time to time, including information and data with respect to such Vacant Storerooms, upon Landlord's request at reasonable intervals. Further, Tenant agrees to notify Landlord in writing prior to each time it intends to enter into a lease or other occupancy agreement for a Vacant Storeroom.

     If Landlord and Tenant consummate the assignment of a Collateral Lease as described above in this Section 19.07, then, from and after the date of the assignment (whereby a Collateral Lease is converted into a Transferred Lease), insofar as Landlord and Tenant are concerned, Tenant will no longer have any landlord duties to the tenant under the Transferred Lease which arise or accrue after the date of the assignment, and the prior Collateral Lease assignment shall be terminated and the tenant's existing premises which was covered by the Collateral Lease shall be deleted from being a part of the Demised Premises under this Lease and instead will become part of Landlord's Buildings. Landlord will assume the landlord's duties under the Transferred Lease as to duties arising or accruing after the date of the assignment; provided, however, the foregoing shall not be interpreted as relieving or changing Tenant's obligation to perform its duties as the Responsible Party, as described hereinbefore in this Lease. The date of the delivery of the assignment of the Transferred Lease will be the effective date of the assignment and Tenant and Landlord, as assignor and assignee respectively, will prorate the subtenant's rents and will prorate other items which are customarily prorated, such as taxes, CAM, etc. With respect to the Transferred Lease, Landlord will be responsible for all costs and expenses and shall receive all the benefits accruing or attributable for the period from and after the date of the assignment, and Tenant will be responsible for all costs and expenses and shall receive all the benefits accruing or attributable to the period before the date of the assignment. By reason of Landlord accepting such assignment of the Transferred Lease, the Basic Rent payable by Tenant under this Lease will be reduced as follows: Tenant will be entitled to a reduction in the annual Basic Rent then payable under this Lease at the time of the assignment in an amount equal to the annual Net Cash Flow, if any, applicable to the Transferred Lease at the time of the assignment. Annual Net Cash Flow applicable to the Transferred Lease is hereby defined as an amount, computed and fixed one time as of the date of the assignment and to be applicable in that fixed amount thereafter without variation regardless whether the rent or other revenues or expenses relating to the Transferred Lease premises changes in any way. The annual Net Cash Flow reduction shall be computed by taking (1) the amount of the annual fixed, base rent payable under the Transferred Lease which is payable in the calendar year in which the assignment occurs, (2) less (i.e. deducting from the fixed, base rent aforesaid) the total of the following amounts: (i) for a structural reserve an amount equal to 15 cents multiplied by the square footage size of the Transferred Lease premises, and (ii) an amount for a management fee equal to 3% multiplied by the annual fixed, base rent aforesaid, and (iii) an amount equal to the annual real estate taxes and assessments, insurance premiums and costs and CAM Costs attributable to the Transferred Lease premises to the extent the Transferred Lease obligates the tenant thereunder to pay less than 100% of each and all of such costs and expenses, and (iv) an amount equal to the unamortized amount of all unpaid broker's commissions, if any, payable under or arising out of the assigned sublease and all unpaid allowances or contributions (such as a construction allowance), if any, to be paid to Tenant or the cost of all uncompleted work, if any, to be done by Landlord pursuant to the sublease; said unamortized amount being the amount of the unpaid brokers' commissions, unpaid construction allowance or the cost of completing the unfinished work (as the case may be) divided by the number of full calendar years then remaining in the balance of the then current Lease Term, not counting subsequent renewal or extension periods. The resultant number shall be the Net Cash Flow reduction amount. Tenant will deliver to Landlord any security deposit being held under the assigned sublease, the original sublease documents, copies of its file papers for that premises and other pertinent documents.

     As to any Vacant Area or Vacant Areas designated by Landlord for development or leasing, no reduction of any kind at any time in the Basic Rent or other Rent payable by Tenant under this Lease shall occur or accrue to Tenant in such cases.

     It is understood and agreed that the provisions for reduction of the Basic Rent resulting from Landlord's acquiring a Transferred Lease shall only apply to Collateral Leases and which Landlord elects to convert into a Transferred Lease in the future after the date of this Lease; and such reduction shall not apply to Space Leases which have been or are assigned on or prior to the date of this Lease or as of the date of this Lease, Landlord having been assigned certain Space Leases contemporaneously with the making of this Lease and the agreed Basic Rent set forth on the attached Schedule of Basic Rents having been computed and established and agreed to taking into account these contemporaneous assignments of the Space Lease.

                        ARTICLE XX
                   Default and Remedies

     Section 20.01. In case any of the following events shall happen:

         (a)  Tenant shall at any time fail to pay Basic
     Rent, additional rent or any other Rent or any monetary obligation or shall fail to meet its duty as to the delivery of any insurance policy required by this Lease, and any such failure continues for ten days after written notice thereof to Tenant and still continues after a second 10-days' written notice thereof to Tenant; or

         (b) Tenant shall at any time fail, whether by action or inaction, to perform or observe or be in default in any other of its covenants or agreements contained herein (besides those specified in the immediately preceding clause (a) above), and such failure shall continue for thirty days after written notice thereof to Tenant specifying the default; provided, however, in the case of failure or default referred to in this clause (b) is such that by its nature it cannot with due diligence and in good faith be cured within the thirty days, Tenant's period of time to cure shall be extended for such period as shall be reasonably necessary to remedy the same using all due diligence and good faith, and it shall be a default if Tenant fails to proceed promptly and with all due diligence in good faith to cure the same; or

         (c) Tenant shall file a voluntary petition in bankruptcy or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or Tenant is adjudicated as bankrupt or insolvent; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

         (d) A court shall enter an order, judgment or decree approving a petition filed by third parties against Tenant seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of ninety days from the first date of entry thereof; or any trustee, receiver or liquidator of Tenant or of all or any substantial part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated and unstayed for an aggregate of ninety days;

     then upon the occurrence of any of such events referred to in clauses (a), (b), (c), or (d) (an "Event of Default") in addition to any and all other rights or remedies available to Landlord by this Lease and/or by law, Landlord shall have the right to terminate this Lease and Tenant's possessory rights hereunder (except for any default by Tenant which is not a monetary default and is an act of commission or omission solely in the performance by Tenant of Tenant's duties as the Responsible Party; for this kind of default Landlord shall not have a right to terminate this Lease based solely on such default), by giving Tenant a written notice declaring the termination and specifying the date on which the Lease will terminate, and on the date so specified, this Lease will end as fully and completely as if that were the date specified for the expiration of the Lease, and Landlord shall have the right to re-enter the Demised Premises and take possession thereof, and, except to the extent Landlord may have agreed otherwise in writing as to any persons, Landlord may remove all persons therefrom, and Tenant shall have no further claim under this Lease. All of Landlord's rights and remedies are cumulative and non-exclusive of each other and Landlord may exercise any or all of such rights, as well as any other rights or remedies available, without releasing Tenant from any liability or diminishing Tenant's liability arising out of this Lease and notwithstanding any termination of this Lease or the exercise of any remedies by Landlord, Tenant's liabilities shall survive and Tenant shall remain liable for damages as hereinafter provided. Should Landlord elect to terminate this Lease or re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or any notice provided for by law, Landlord may recover from Tenant:

           (i) the amount of the unpaid Rent which is due, owing and unpaid by Tenant to Landlord at the time of termination; and

           (ii) all other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things are likely to result therefrom, including all costs (including reasonable attorneys' fees) of repossession, removing persons or property from the Demised Premises, repairs, brokerage commissions for and expenses incurred in reletting and reasonable alterations of the Property in connection with reletting, if any; and

           (iii) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

           (iv) Landlord shall always have the right to not terminate this Lease and hold Tenant liable on the Rent payment days for all Rent payments as they become due; and in connection with the remedy under this clause (iv), Landlord shall have the right to take exclusive possession of the Demised Premises (without having terminated the Lease) and re-renting for Tenant's account to another tenant while holding Tenant liable nevertheless; provided, however, at its option in its exclusive discretion, Landlord shall have the continuing right at any time before or after any re-letting, to terminate this Lease for the previous default or for any subsequent default as well.

          In the alternative to damages described in clause
     (iv) above in this Section 21.01, Landlord shall have the right to recover from Tenant the worth at the time of award of damages of the amount by which the unpaid rent which would have come due after termination until the time of award of damages exceeds the amount of rental loss that Tenant proves Landlord has avoided by actually having rented the Demised Premises to another tenant, or could have been reasonably avoided if Landlord could have mitigated Tenant's damages by signing a lease with another tenant. Computations of the amounts recoverable by Landlord in the immediately preceding sentence shall be computed by allowing interest thereon at lower rate of either the rate of 12-3/4% per annum or such other rate as may be the maximum amount of interest then permitted to be charged under the law of the state whose laws govern this Lease as to the maximum rate of interest that may be charged. The worth at the time of the award recoverable by Landlord under the immediately preceding sentence above shall be computed by discounting the amount otherwise recoverable by Landlord at the discount rate of the Federal Reserve Bank of New York at the time of the award of damages.

     Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Demised Premises, and all costs of re-letting and all costs, including reasonable attorneys' and receiver's fees, incurred in connection with re-giving possession, enforcing its remedies, entering into a new lease or leases, suing to collect its Rent and in connection with the appointment of and performance by a receiver to protect the Demised Premises and Landlord's interest under this Lease. Landlord shall use reasonable efforts, consistent with good commercial real estate practice, to relet the Demised Premises.

     Section 20.02. Nothing herein shall be deemed to affect the right of Landlord under Article XIII of this Lease to indemnification for liability, arising prior to the termination of the Lease, for personal injuries or property damage. No expiration or termination of the lease term pursuant to Section
20.01 or by operation of law, or otherwise, and no repossession of the Demised Premises or any part thereof pursuant to Section 20.01, or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession. In the event of any termination of this Lease pursuant to Section 20.01 or any repossession of the Demised Premises pursuant to Section 20.01, Tenant, so far as permitted by law, waives (a) any notice of re-entry or of the institution of legal proceedings to that end,
(b) any right of redemption, re-entry or repossession, (c) any right to a trial by jury in any proceeding or in any matter in any way connected with this Lease, and (d) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

     Section 20.03. Except to the extent that Landlord may have otherwise agreed in writing, no waiver by Landlord of any breach by Tenant of any of its obligations, agreements or covenants hereunder shall be deemed to be a waiver of any subsequent breach of the same or any other covenant, agreement or obligation; nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be deemed a waiver by Landlord of its rights or remedies with respect to such breach.

     Section 20.04. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient.

     Section 20.05. The rights herein given to receive, collect, sue for or distrain any rent or rents, moneys or payments, or to enforce the terms, provisions and conditions of this Lease, or to prevent the breach or nonobservance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall not in any way affect or impair or toll the right or power of Landlord upon the conditions and subject to the provisions in this Lease expressed to terminate Tenant's right of possession because of the occurrence of an Event of Default in or breach of any of the covenants, provisions or conditions of this Lease.

     Section 20.06. No receipt of money by Landlord from Tenant, after the termination of Tenant's right of possession or after the service of any notice or after the commencement of any suit or after final judgment for possession of the Demised Premises, shall renew, reinstate, continue or extend the right of Tenant to remain in possession of the Demised Premises, or affect any such notice, demand or suit.

     Section 20.07 (a)  It is expressly agreed that this Section
20.07 (arbitration procedure) shall not be available to Tenant as to any failure by Tenant to timely furnish an insurance policy or insurance certificate as required by this Lease or any default under an Underlying Lease or under an Existing Mortgage or to any failure by Tenant to pay Basic Rent or any other Rent (including, without limitation, Impositions) or any other payment of money which is owed by Tenant or which is due and payable by Tenant under this Lease. If Tenant shall in good faith dispute a notice given to Tenant by Landlord as a result of Tenant's failure to observe, perform or satisfy any (non-monetary, non-insurance policy/certificate, non-Underlying Lease and non-Existing Mortgage) covenant, condition or requirement on Tenant's part to be observed, performed or satisfied under Articles XI (Repairs), IX (Compliance with Laws and Insurance Policies), V (Insurance) other than the obligation to deliver insurance policies or certificates, XV (Changes), VI
(Use) XII (Entry by Landlord), XVI (Damage or Destruction), XVII (Condemnation), XXVI (Hazardous Substances) or XIX (Assignment and Subletting) of this Lease, then the failure of Tenant to perform or observe the term, covenant or condition which was the subject matter of Landlord's notice relating to the Articles just listed (but not any other Articles of this Lease) shall not constitute an Event of Default by Tenant for which Landlord may terminate this Lease if (i) Tenant shall dispute in good faith the existence of such default and promptly (in no event later than five business days after the giving of such notice) notifying Landlord of such good faith dispute, the notice expressly invoking and referring to this Section 20.07 and the same does not create a default under an Underlying Lease or an Existing Mortgage, or (ii) this Lease provides with respect to any matter so in dispute that a dispute as to such matter shall be determined by the Arbitration Proceeding, provided neither Landlord's estate nor the Demised Premises shall be in imminent danger of forfeiture and Landlord shall not be subject to criminal liability, and Tenant, as provided in Section 23.03 hereof, shall, within five business days after giving Landlord notice of its dispute, commence the Arbitration Proceeding to determine whether a default in fact has occurred by making a Demand for Arbitration pursuant to the "Quick Filing Directions" (as set forth in the Commercial Arbitration Rules of the American Arbitration Association), and Tenant shall diligently, expeditiously and in good faith prosecute the Arbitration Proceeding in such a manner so as to effect a final determination, and no other Event of Default shall exist under any Article or Section of this Lease; provided further, however, that in the event Tenant shall dispute a default in accordance with the provisions of this Section more than two times in any 12 calendar month period during the term of this Lease and the decision or award in the Arbitration Proceeding in each such case determined that Tenant was in default or if the arbitrator appointed in accordance with the Arbitration Proceeding shall in any decision or award determine that Tenant was acting in bad faith, then, in such event, this Section 20.07 shall no longer be in effect and Tenant shall have no further right under this
Section 20.07 to dispute a notice of default. When and if a decision or award shall be made in the Arbitration Proceeding to the effect that Tenant is in default, then, for purposes of determining whether any applicable grace period shall have expired, Tenant shall be deemed to have been given notice thereof for the first time on the date of the issuance of such decision or award. Failure by Tenant to strictly comply with the time schedules set forth in this Section 20.07 shall cause a waiver of Tenant's right to utilize this procedure, as time is of the essence.

          (b) The arbitration referred to in this Section 20.07 is intended to mean in each instance when Tenant avails itself of this Section 20.07 the dispute or matter shall be determined by arbitration under the Expedited Procedures provisions for the Commercial Arbitration Rules of the American Arbitration Association ("AAA") or its successor; provided, that with respect to any such arbitration, (i) the list of arbitrators referred to in the applicable rule of the AAA shall be returned within five business days from the date received, (ii) the parties shall notify the AAA by telephone, within five business days of any objections to the arbitrator appointed and will have no right to object of the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with the second sentence of the rule of the AAA, (iii) the Notice of Hearing referred to in the rule of the AAA shall be five business days in advance of the hearing, (iv) the hearing shall be held within seven business days after the appointment of the arbitrator and (v) the arbitrator shall have no right to award damages. Any and all costs and expenses arising in connection with such arbitration shall be borne by Tenant; provided, however, in any instance when Tenant invokes this
Section 20.07, Landlord may send a notice within three days of receipt of Tenant's notice that Landlord desires the issue to be decided in a court of law instead of by arbitration, and in such case Landlord (or Tenant, if it wishes) may bring an action at law or equity and Tenant shall not be in default until the grace period applicable to such default has expired without Tenant having cured; the date of the final, unappealable decision of the court being deemed the date Tenant received the default notice for the first time.

     Section 20.08. Landlord shall have the right to select which State or States in which to bring any action at law or in equity to enforce any provisions contained in this Article XX or other provisions of this Lease, and Tenant hereby consents to the jurisdiction of the proper court in any State or States Landlord selects provided such States be either a State in which any one of the Properties is situated or New York State. Landlord and Tenant hereby agree that the substantive laws of New York State shall govern and apply to all questions or issues or disputes arising from the interpretation of this Lease or the application of substantive laws to this Lease and this Lease shall be interpreted under such laws of New York State. As to cases in which Landlord starts legal action involving recovery of possession of the Demised Premises or any part thereof, the procedural law of the State where such lawsuit is commenced shall govern. In case of an Event of Default, or to enforce the provisions of this Lease or in any legal action arising out of the provisions of this Lease, Landlord at its option may bring one legal action in one court or may bring separate legal actions, all at the same time or different times and in the same state or in the different states where the Properties are situated.

                       ARTICLE XXI
               Arbitration and Appraisal

     Section 21.01. If at any time, or from time to time during the term hereof, any dispute shall occur between Landlord and Tenant as to which (but only as to which) Landlord and Tenant have specifically and expressly agreed in this Lease to the settlement of such dispute by arbitration, such dispute shall be settled promptly by arbitration in New York City by the American Arbitration Association in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association and the law of the state in which the Demised Premises is situated, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction thereof; provided, however, the foregoing sentence shall not apply to disputes covered by Section 20.07(a) and (b) hereof, as
Section 20.07 spells out its own arbitration provisions for certain special circumstances. However, it is agreed that if Landlord has demanded money in accordance with this Lease and Tenant refuses to pay all or any part of the amount demanded based on Tenant's dispute of such amount or based on Tenant's denial of Landlord's right to payment, Tenant nevertheless shall pay the amount that Tenant concedes is due, or if Tenant denies the whole amount, Tenant shall pay the whole amount, pending the decision of the arbitration, and any amount that Tenant did not pay because it disputed Landlord's entitlement thereto shall be resolved in the arbitration, and if Tenant is successful in the determination in obtaining a refund, Landlord shall pay the refund with interest thereon at the rate declared by the arbitrators. Similarly as to any insurance policy required, if Tenant disputes its duty, Tenant shall deliver the policy first and arbitrate afterward. By paying or delivering the policies (as the case may be) first, Tenant's rights of dispute shall not be diminished.

     Section 21.02. If it shall become necessary, for purposes of Section 25.03 hereof to seek an independent determination of the fair market rental value of the Demised Premises or any portion thereof, or the amount of an allocable and distributable share of a Net Award in a condemnation as specified in Section
18.03 hereof, or with respect to an insurance policy appraisal under Section 5.01, as the case may be, either party may, by notice to the other, appoint a disinterested person who is a Member of the American Institute of Real Estate Appraisers (or if such Institute is not in existence at the time in question, a member of a similar or successor organization) (an "M.A.I.") and whose office is located in a radius of 50 miles from the particular Property of the Demised Premises which is the subject of the question, as one of the appraisers. Within 20 days thereafter the other party shall, by written notice to the party appointing the first appraiser, appoint another disinterested person who is an M.A.I. and whose office is located in a radius of 100 miles from that Property and such three appraisers shall as promptly as possible determine the value; provided, however, that:

         (a) if the second appraiser shall not have been appointed as aforesaid, the first appraiser shall proceed to determine such value; and

         (b) if, within 20 days after the appointment of the second appraiser, the two appraisers appointed by the parties shall be unable to agree upon the appointment of a third appraiser, they shall given written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third appraiser within 10 days after the appraisers appointed by the parties gave notice as aforesaid, then within 10 days thereafter either of the parties upon written notice to the other party hereto may apply for such appointment to the highest Court of jurisdiction for the county in which that Property is located or if none, to any other court having jurisdiction and exercising functions similar to those now exercised by the Court for such county.

Landlord and Tenant shall each be entitled to present evidence and argument to the appraisers and to be represented by counsel.

     The determination of the majority of the appraisers or of the sole appraiser, as the case may be, shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The appraisers shall give written notice to the parties stating their determination, and shall furnish to each party a copy of such determination signed by them.

     The costs and expenses of such appraisal, including the fees of the appraiser or appraisers, shall be divided equally between Landlord and Tenant.

     In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the appraiser so failing, refusing or unable to act.

     Section 21.03. The arbitrator or arbitrators or appraiser or appraisers may not change any of the terms of this Lease or deprive any party to this Lease of any right or remedy expressly or impliedly reserved in this Lease. No matter, subject or dispute shall be submitted to arbitration or appraisal except if it is specifically agreed to and so directed in this Lease.

                      ARTICLE XXII
         Estoppel Certificates; Financial Statements

     Section 22.01. At any time and from time to time, Landlord, on at least twenty days' prior written request by Tenant, and Tenant, on at least twenty days' prior written request by Landlord, will deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and any other payments, deposits or charges have been paid and stating whether or not, to the best knowledge of the party executing such certificate, the party requesting such statement is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the executing party may have knowledge, and such other information as it is reasonable for the requesting party to request.

     Section 22.02. During the term of this Lease, Tenant shall deliver to Landlord promptly upon their becoming available, copies of all financial statements and reports which Tenant sends to its stockholders or files with the SEC.

                     ARTICLE XXIII
           Invalidity of Particular Provisions

     Section 23.01. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                       ARTICLE XXIV
                          Notices

     Section 24.01. Whenever Landlord or Tenant shall desire to give or serve upon the other any notice, demand, request or other communication with respect to this Lease or with respect to the Property each such payment, notice, demand, request or other communication in order to be legally effective shall be in writing and shall be given or served by mailing the same to such party or parties by registered mail or by certified mail, postage prepaid, return receipt requested, or by overnight independent courier service, either Federal Express or UPS, addressed as follows:

     If to Landlord:

          KRCV Corp.
          Suite 100, c/o Kimco
          3333 New Hyde Park Road
          New Hyde Park, New York  11042-0020

          Attention:  Mr. Milton Cooper or Mr. Michael J. Flynn

          Copy to:  Robert P. Schulman, Esq.;

     If to Tenant:

          Venture Stores, Inc.
          2001 East Terra Lane
          O'Fallon, Missouri  63366-0110

          Attention:  Vice President-Real Estate

          Copy to:  Legal Department;


or at such other address or addresses as Landlord or Tenant may from time to time designate for itself by notice given in the manner aforesaid.

     Every notice, demand, request or communication hereunder shall be deemed to have been given or served as of the day of actual delivery as shown by the addressee's registry receipt.

                      ARTICLE XXV
         Options to Extend; Extended Term Basic Rent

     Section 25.01. Provided no Event of Default exists under this Lease, Tenant shall have six options (each called a "Unitary Lease Extension Option") to extend the term of this Lease, for all (and not less than all) the Demised Premises, beyond the Initial Term by means of six additional separate and consecutive 5-year periods, provided that this Lease is in effect. Such options may be exercised by Tenant one or more at a time by giving written notice to Landlord not less than nine months ("Option Deadline Date" or "Deadline Date") prior to the expiration of the then current term of this Lease. Each such extension period shall be referred to herein as an "Extended Term". If an Underlying Lease would need to be extended by Landlord exercising an extension option in that Underlying Lease in order to match Tenant's exercise of extension of this Lease, and if the Underlying Lease provided for a specified period of advance notice to the Overlandlord which is less than eight months from the date of Tenant's nine month notice, then Tenant must give notice of extension in this Lease not less than 45 days before the last day which Landlord has pursuant to the Underlying Lease to validly exercise its extension option under the Underlying Lease, as a condition for Tenant's extension option to be validly exercised in this Lease.

  As to each Leasehold Property, Landlord, subject to the proviso in the next sentence and subject also to the other provisions and conditions in this Article XXV, shall exercise Landlord's rights to the extent necessary and to the extent available to Landlord, in order to extend the term of the Underlying Lease applicable to that Leasehold Property until at least the end of the Initial Term of this Lease. During the Initial Term of this Lease, Tenant shall not be required to give Landlord any notice that Landlord's right to extend the term of an Underlying Lease must be exercised, provided, however, Landlord need not exercise its extension rights if on the date Landlord's notice of extension of the Underlying Lease is to be given to the Overlandlord, an Event of Default on the part of Tenant then exists under this Lease. If such an Event of Default exists, Landlord may or may not, at Landlord's option, exercise the extension right in question.

  Tenant shall have the right to notify Landlord by sending Landlord a written notice stating expressly that Tenant desires Landlord not to exercise an extension option under an Underlying Lease and that Tenant desires the Underlying Lease to expire. The notice must be received by Landlord not less than 360 days before the last day on which Landlord is required to exercise its extension option under the Underlying Lease; time being of the essence. If Landlord receives such notice, Landlord may either intentionally fail to exercise the Underlying Lease extension option and permit the Underlying Lease to expire, or Landlord may exercise its extension option for Landlord's own account. In either case, the Underlying Lease shall cease as of the end of the then current term of said lease for the purpose of this Lease, and the Leasehold Property to which the extension option applied shall be deleted from being part of the Demised Premises and Tenant shall surrender to Landlord that portion of the Demised Premises which is located on that Leasehold Property, but this Lease shall continue in full force and effect as to the remaining Properties and there shall be nevertheless no reduction or other change in the Basic Rent, additional rent or other payments by Tenant under this Lease other than the payments which were required to be made by Tenant to Landlord as additional rent for the rents pursuant to that Underlying Lease.

  As to any period beyond the end of the Initial Term of this Lease, provided Tenant gives Landlord Tenant's extension notice timely in advance as set forth in the first paragraph of this
Section 25.01, when Tenant validly exercises its right to extend the Initial Term or any subsequent Extended Term under this Lease, Landlord will, in turn if necessary and if options are available to Landlord, then exercise its options to extend the Underlying Lease for each of those Leasehold Properties in order to correspond with Tenant's extension notice given to Landlord to extend this Lease. It is understood that in the event that Landlord is not required to exercise an extension right to extend the term of an Underlying Lease, because Tenant failed to exercise validly its option pursuant to this Article XXV, Landlord need not, but nevertheless may, exercise any such right for its own account; and further, Tenant agrees that Landlord need not in any instance exercise any option available to Landlord to extend the term of an Underlying Lease if the term of the Underlying Lease, as to be extended by Landlord would end more than 30 days after the end of the proposed Extended Term of this Lease following Tenant's exercise of its options.

  When Landlord sends a notice to an Overlandlord extending the term of the Underlying Lease, Landlord will send a copy of that notice to Tenant. Within 30 days after receipt by Landlord of a notice from Tenant extending this Lease in accordance with and subject to the provisions and conditions in the above first three paragraphs of this Section 25.01, Landlord will send its own extension notice to the Overlandlord (when extension is necessary) extending the Underlying Lease. If Tenant does not receive from Landlord the copy of Landlord's extension notice to the Overlandlord by the 30th day after the date Tenant had sent its own valid extension notice to Landlord and also has not received a notice from Landlord disputing Landlord's duty to exercise an option to extend the Underlying Lease, then in such case Tenant itself may exercise the extension option under the Underlying Lease, on Landlord's behalf and acting in place and stead of Landlord, by notice to the Overlandlord.

  In the event any Underlying Lease does not contain sufficient extension options for Landlord (as tenant thereunder) to be able to keep granting Tenant extensions thereof as to any Leasehold Property to match Tenant's exercise of extension option in accordance with this Lease, and the leasehold estate of that Leasehold Property shall therefore expire before the then current term of this Lease will have expired, or if the Underlying Lease expires or terminates for any reason whatsoever other than by reason of a default by Landlord under this Lease, therefore, in each such case, that particular Leasehold Property shall no longer be part of the Demised Premises under this Lease; and without any liability on Landlord's part, this Lease shall terminate as to said expired Leasehold Property, but this Lease shall continue in full force and effect as to the remaining Properties and there shall be nevertheless no reduction or other change in the Basic Rent.

     Section 25.02. Each Extended Term shall be upon the same terms and conditions as are set forth herein for the Initial Term, except that the Basic Rent payable for each year during the applicable Extended Term shall be an annual amount equal to twice the annual Basic Rent payable by Tenant in the last twelve months of the Initial Term, that is, September 1, 2021 through August 31, 2022, payable in equal monthly installments during the Extended Term, so that unless the annual Basic Rent stated on the Schedule of Basic Rents attached to this Lease and made a part hereof changes during the Initial Term, the annual Basic Rent payable during each year of each Extended Term commencing September 1, 2022 will be $24,964,183.68.

     Section 25.03. Any exercise of any option to extend, and the Extended Term which would be created by such exercise, shall cease to be of any force or effect if, prior to the date upon which such Extended Term would otherwise commence, the term of this Lease shall have been terminated as provided in Article XX (Default).

                      ARTICLE XXVI
                  Hazardous Substances

Section 26.01.  Tenant agrees that all operations or
activities on or use or occupancy of the Demised Premises or use of the Shopping Center and all portions thereof by Tenant in this Lease, and all of Tenant's tenants, subtenants or occupants shall comply with all Environmental Laws, as such term is hereinafter defined.

Section 26.02. Tenant agrees to not permit to be present on the Demised Premises, or contained in any transformers or other equipment, or in the Common Areas so long as Tenant is the Responsible Party, any PCBs or any asbestos (including any structures, fixtures, equipment or other objects or materials containing asbestos); provided, however, Tenant shall be permitted to use and maintain (but not replace unless any replacements are free of PCBs and asbestos) those transformers and other equipment containing PCBs and permitted to use and maintain the portions of any structures or materials containing asbestos located at the Demised Premises on the date of this Lease, so long as removal is not required by Environmental Laws. ("PCB" shall include all substances includible under the definition of PCB in 40 CFR Section 761.3.)

Section 26.03.  In the event any investigation or
monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work is required under any Environmental Laws or other laws or in order to comply with the terms of this Lease, including, but not limited to, the provisions of Section 26.06(collectively, the "Remedial Work"), Tenant shall perform such Remedial Work (such performance being herein sometimes referred to as "Remediation" and the act of remediation being sometimes referred to herein as "Remediate") in compliance with such Environmental Laws or other laws and otherwise in compliance with this Lease. Remedial Work shall be performed by contractors who have all necessary licenses and expertise, selected by Tenant and approved in advance in writing by Landlord (not to be unreasonably withheld) who shall perform the Remedial Work under supervision of an environmental consulting engineer selected by Tenant and approved in advance in writing by Landlord (not to be unreasonably withheld), all performed at Tenant's expense. In the event Tenant shall fail to timely commence or fail to diligently prosecute to completion such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed, and all reasonable costs and expenses thereof incurred in connection therewith shall be payable on demand by Tenant.

Section 26.04 (a) All Remedial Work shall be satisfactory to Landlord, in Landlord's reasonable judgment. Landlord shall have the right at any time and from time to time to cause its own contractor and consulting engineer ("Landlord's Consultant") to conduct an environmental inspection in order to confirm Tenant's compliance with this Article and to determine whether or not any Hazardous Substances are present in quantities sufficient to require further Remedial Work (each, an "Inspection").

    (b) The determination as to whether Remedial Work has been completed in accordance with this Lease and in compliance with all Environmental Laws and other applicable laws, shall be evidenced by a certificate of compliance issued by Landlord's Consultant (the "Certificate of Compliance").

    (c) Landlord shall use reasonable efforts to cause any Inspection to be conducted in a manner which minimizes interference with the business of Tenant or any tenant or subtenant. Nothing contained in this Section 26.04 shall be deemed or construed to amend, modify or replace any other obligation of Tenant set forth in this Article.

Section 26.05  The obligations of Tenant as set forth in
Article XXVI, shall survive the expiration or sooner termination of this Lease. This Article XXVI shall be fully operative and Tenant's obligations shall not be diminished by the fact that Landlord may have knowledge at any time, whether before or after the date of this Lease, of any Release, or that Landlord caused Phase I or Phase II investigations to be done.

Section 26.06 (a) Notwithstanding any provision contained in this Lease to the contrary, the provisions of this Section
26.06 shall govern and supersede any conflicting provisions contained in this Lease.

    (b) Tenant acknowledges that there have been Releases of Hazardous Substances in the Demised Premises and/or the Shopping Centers in which the Demised Premises are located (such existing Releases, including, but not limited to, the Releases described or referenced in the Existing Reports, as such term is hereinafter defined, and all subsequent Releases relating to such existing Releases being herein sometimes referred to as the "Existing Contamination").

    (c) Tenant agrees that Tenant shall be solely responsible, at Tenant's sole cost and expense, for the Existing Contamination, the Remediation of the Existing Contamination, all liabilities and claims of third parties (including, but not limited to, tenants at the Shopping Centers) relating to the Existing Contamination and all Costs relating thereto.

    (d) Without limiting the generality of the foregoing, Tenant shall (i) pay all Costs relating to, or arising from or in connection with, the Existing Contamination disclosed or referenced in the Existing Reports (as such term is hereinafter defined) and (ii) pay all Costs to Remediate the Existing Contamination that is disclosed or referenced in the Existing Reports which are required to be remediated by Environmental Laws.

    (e) Tenant agrees to indemnify, defend (by attorney reasonably satisfactory to Landlord) and hold Landlord, and Landlord's directors, officers, shareholders, employees and agents, harmless from and against all claims (including without limitation third party claims for personal injury or damage to property), actions, administrative proceedings, judgments, damages including punitive damages), penalties, fines, costs, liabilities (including without limitation sums paid in settlement of claims), expenses, losses (including without limitation reasonable attorneys' and experts' fees and disbursements and fees and expenses incurred in enforcing this Lease or collecting any sums due hereunder), and all other costs and expenses of any kind or nature (collectively, the " Costs") that arise directly or indirectly from or in connection with (i) the Existing Contamination (whether or not caused by Tenant and whether or not located within the Demised Premises) and/or (ii) the Release of any Hazardous Substance at, on, about, under, over or within the Demised Premises, or any portion thereof or any portion of the Shopping Center which was used by Tenant or by Tenant's subtenants prior to or during the Term of this Lease, and in particular (without limiting the generality of the foregoing) any so-called TBA space which is or in the past was, before the date of this Lease or at any time, so occupied by Tenant or its subtenants even though such TBA space may be space that Landlord takes over by a Transferred Lease and is not part of Tenant's Demised Premises except, in the case of clause (ii) only, to the extent (but only to the extent) such claims result solely from Landlord's active negligence or willful misconduct or solely from the acts of Landlord's tenants who occupy Landlord's Buildings and the claim first arises after the date of this Lease and after the space became part of Landlord's Buildings in the Demised Premises and/or the Shopping Center. Tenant shall pay Landlord on demand the total of all such Costs suffered or incurred by Landlord. Without limiting the generality of the foregoing, the indemnification provided by this Section shall specifically cover Costs incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal or restoration work (including capital expenditures and operating and maintenance costs) required or performed by the Government because of any Release and/or Existing Contamination, as well as claims of third parties for loss or damage due to such Existing Contamination and/or any Release. In the event a claim, action or proceeding is brought against Landlord for which Tenant shall have an indemnification obligation under this Section (an " Indemnified Matter"), Landlord shall give Tenant notice thereof. Tenant shall have the right to engage independent counsel reasonably acceptable to Landlord to defend Landlord against any claims, actions, suits or proceedings (an " Action"), the costs and expenses thereof shall be paid by Tenant. Nothing contained in this Section shall restrict Landlord's right thereafter to retain, at Landlord's expense (so long as attorney selected by Tenant and approved by Landlord is continuing Landlord's defense), separate legal counsel during the pendency of any Action. On receipt of written notice of a claim relating to an Indemnified Matter, Landlord shall give Tenant prompt written notice; provided, however, the failure to give such notice shall not relieve Tenant of any liability hereunder. Landlord and Tenant shall diligently keep each other fully informed, and each shall fully cooperate with the other and its attorneys at all stages of any Action.

  Section 26.07  Definitions:

    (a) "Environmental Laws": Any applicable statute, regulation, rule, ordinance, code, license or order of any Governmental Authority (defined below) and all applicable judicial and administrative and regulatory decrees, judgments and orders, relating tot he protection of public health, public safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Clean Air Act; the Federal Water Pollution Control Act, 42 U.S.C. Sections 1251 et seq.; the National Environmental Policy Act, 42 U.S.C. Sections 4321 et seq.; the Refuse Act, 33 U.S.C. Sections 401 et seq.; the Federal Insecticide, Fungicide and Rodentcide Act, 7 U.S.C. Sections 136 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Sections 11001 et seq.; the Occupational Safety and Health Act of 1970; the Hazardous Materials Transportation Act, as amended by the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. Sections 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 et seq.; as each of these may be amended from time to time; and any state or local analogues to any of these statutes.

    (b) "Existing Reports": The environmental reports delivered by Tenant to Landlord or its agents and disclosed or referenced in the environmental reports dated August 6, 1997 prepared by GAI Consultants, Inc., 1400 Airport North Office
Park, Suite A, Fort Wayne, Indiana.

    (c) "Governmental Authority": Any municipal, county, state and federal and foreign governments, agencies, departments, authorities, both public and quasi-public, courts, boards, bureaus, commissions and officers of any of the foregoing.

    (d) "Hazardous Substance": Any material, substance, compound, solid, liquid or gas, or any radiation, emission or release of energy in any form, whether naturally occurring, man-made or the product of any process (1) which is or may under certain conditions be toxic, harmful, hazardous or acutely hazardous to public health, public safety or the environment,
(2) which is or may be defined or regulated as a "hazardous waste," "hazardous substance," "toxic substance," pollutant or contaminant under any Environmental Law, (3) the use, handling, management, release, treatment, storage, transportation or disposal of which is or may be regulated under any Environmental Law, of (4) the removal, remediation or abatement of which is required under any Environmental Law. Hazardous Substances include but are not limited to asbestos, polychlorinated biphenyls, mercury, lead, petroleum and petroleum products and derivatives, urea formaldehyde foam insulation and radon and other radioactive materials.

    (e) "Release": Any condition, situation, circumstance or event, relating to or arising from the release (or threatened release) of a Hazardous Substance to the environment, or from the presence of a Hazardous Substance at or about the Premises, which could serve as the basis for or element of any claim or liability under any law or regulation or under any common law or equitable theory of recovery, including, without limitation, the presence of underground storage tanks.

    (f) "Costs": "Costs" shall also include any and all damage, loss (including any diminution in the value of the Demised Premises and/or the Shopping Center), liability and expense (including, without limitation, fees incurred for the services of attorneys, consultants, engineers, contractors, experts, laboratories, accountants and nay other service providers) arising from or in connection with any Environmental Law, including, without limitation, the following:

     (1) any and all response costs, clean-up costs, repair costs, costs of demolition and costs of rebuilding, and all other costs incurred in connection with the investigation, clean-up, remediation or monitoring of any Release, or violation of any Environmental Law, including, without limitation, the preparation of any work plans, remedial investigations, feasibility studies or reports, or the performance of any clean-up, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any Governmental Authority (defined below), or reasonably necessary to make full economic use of the Demised Premises and/or the Shopping Center or to protect human health or the environment, or otherwise expended);

     (2) any and all claims, costs and expenses of investigation and defense of any claims, costs of satisfying a judgment on any claims, and costs incurred settling any claims (whether or not any such claim is ultimately upheld);

     (3) any and all personal injuries or injuries to the environment, property or natural resources occurring upon or off the Demised Premises and/or the Shopping
          Center;

     (4) any and all judgments, damages (including consequential and punitive damages) lost income, foregone profits, expenses (including litigation expenses) attorneys' fees, disbursements, expert witness expenses, consultant fees, losses, penalties, fines, liabilities (including strict liability and liability to any person to indemnify such person for costs expended in connection with any Environmental Condition or violation of Environmental Laws), encumbrances, and liens; and

     (5) any and all costs incurred in complying with any directives of any Governmental Authority that are in whole or in part incurred, sustained, filed, borne or brought at any time in connection with the existence of (i) any Environmental Condition or (ii) any violation or alleged violation of Environmental Laws by any tenant or Tenant.

                         ARTICLE XXVII
                         Miscellaneous

     Section 27.01. All Rent and all other sums which may from time to time become due and payable by Tenant to Landlord under any of the provisions of this Lease shall, unless a different rate of interest is specifically stated as to such obligation elsewhere in this Lease, bear interest accruing from and after the due date thereof at the rate of 12-3/4% per annum or at the highest legal rate permitted under applicable law, whichever is the lower rate.

     Section 27.02. In all cases, the language in all parts of this Lease shall be construed according to its fair meaning to carry out the parties' intent and not interpreted strictly for or against either Landlord or Tenant.

     Section 27.03. Subject to the provisions hereof, this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, and wherever a reference in this Lease is made to either of the parties hereto such reference shall be deemed to include also, wherever applicable and unless the intent be expressed otherwise, a reference to the legal representatives, successors and assigns of such party, as if in every case so expressed.

     Section 27.04. This Lease shall not be recorded in the public records. A Short Form of Lease (Memorandum of Lease) referring to this Lease shall be executed by Landlord and Tenant and may be recorded by Tenant at its expense or if Landlord wishes to record it, Landlord may do so at its own expense in the office of the County Recorder of the county in which the Demised Premises are located. The Short From Lease shall contain all appropriate language permitted by local state law to exculpate Landlord and the Property from persons furnishing labor, materials or services to the Property filing mechanics' liens and to insulate against such lien rights.

     Section 27.05. This instrument may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 27.06 Notwithstanding anything contained in this Lease, Tenant and its successors and assigns agree that it shall look solely to the estate and property of Landlord in the Land and Improvements for the collection of any claims, judgments (or other judicial process) or liabilities requiring the payment of money by Landlord or its successors or grantees in the event of any default or breach by Landlord or with respect to or arising out of this Lease or any of the terms, covenants and conditions of this Lease to be observed or performed by the Landlord, and no other assets of Landlord or Landlord's successors or Landlord's parent corporation or affiliates shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies, provided, however, if Tenant obtains a judgment for money against Landlord which is final and unappealable and Landlord fails to pay the judgment, Tenant shall have the right to set off the amount of the judgment against the Basic Rent payable by Tenant hereunder.

     Section 27.07 Landlord and Tenant each represent and warrant to the other that they did not deal with any broker, finder or any other person entitled to any fee, compensation, commission or other remuneration or reimbursements for expenses in bringing out, introducing or causing this Lease, the sale/leaseback transaction or any other aspect hereof to be done.

       Section 27.08. In any instance where the Demised Premises shares a party wall with an adjacent store in Landlord's Building, both Landlord and Tenant shall share equally in the repair and replacement of such party wall should the same be damaged by any casualty, each, however, having the obligation to keep and repair in good order its own side of such party wall.

                        ARTICLE XXVIII
                        Subordination

     Section 28.01 Landlord may, at its sole option at any time or times on or after the date of this Lease, mortgage or grant a deed of trust (a holder thereof being called "Mortgagee") with respect to its fee interest or its leasehold interest in the Demised Premises or the Shopping Center or any part thereof, in amounts and on terms as Landlord, in Landlord's sole discretion, determines; provided, however, that in no event shall this Lease be subject and subordinate at any time to the lien, operation or effect of any mortgage, deed of trust or any other similar encumbrance created originally by Landlord, and any modification, extension and renewal thereof, which may hereafter be executed by Landlord affecting the Demised Premises or any part thereof unless Tenant has consented or agreed to the placing of such mortgage, pledge, encumbrance or deed of trust, modification or renewal, except that if the proposed Mortgagee is an institutional lender (i.e. a bank, insurance company, corporate pension fund or the like), Tenant agrees to subordinate its interest in this Lease so long as the Mortgagee agrees to enter into a subordination, attornment and non-disturbance agreement with Tenant in the customary form of such instrument used by such institutional lender and otherwise acceptable to Tenant in its reasonable judgment. Any such proposed Mortgagee shall agree to enter into a subordination, non-disturbance agreement with Tenant's subtenants who have received or who are in the future entitled to receive a subordination, non-disturbance agreement from Landlord pursuant to Article XIX hereof, which shall be in form and substance substantially similar to the subordination, non-disturbance agreement (see Exhibit C) delivered by Landlord previously to those subtenants, if any, who qualify under Article XIX of this Lease as being entitled to receive the same from Landlord.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this
Lease as of the date first set forth on page 1.

WITNESSES:                         LANDLORD:

For Landlord:                      KRCV CORP.



/s/Linda Protitch                  By: /s/Michael J. Flynn
                                       Michael J. Flynn
                                       President

/s/Georgia Misoulis                By: /s/ Robert P. Schulman
                                       Robert P. Schulman
                                       Secretary


WITNESSES:                         TENANT:

For Tenant:                        VENTURE STORES, INC.


/s/James Adkins                    By:/s/Russell E. Solt
James Adkins                         Russell E. Solt
                                     Executive Vice President,
                                     Administration & Chief
                                     Financial Officer


/s/Donald Kennedy                  By:/s/Karren Prasifka
Donald Kennedy                       Asst.Secretary